Registration No. 333-_________

As Filed with the Securities and Exchange Commission on August 30, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONEYLINE SPORTS, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

8748
(Primary Standard Industrial Classification Code Number)

92-3700273
(I.R.S. Employer Identification Number)

66 Hudson Blvd East, 23rd Floor, New York NY 10001; Telephone Number – (212) 465-3227
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Northwest Registered Agent, Inc. 401 Ryland Street, Suite 200-A, Reno, NV 89502; Telephone: (509) 768-2249
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Donald P. Hateley, Esq. The Hateley Firm, APC 620 Newport Center Drive., Suite 1100 Newport Beach, California 92660 (949) 438-1040
As soon as practical after the effective date of this registration statement
Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to Completion, dated August [. ], 2024

MONEYLINE SPORTS, INC.

5,740,000 SHARES OF COMMON STOCK

This prospectus covers the resale by certain stockholders of Moneyline Sports, Inc., a Nevada corporation (“Moneyline” “we,” “us”, “our” or the “Company”) identified in the “Selling Stockholders” section of this prospectus of up to an aggregate of 5,740,000 shares of our common stock, $0.001 par value (the “shares”).

Each selling stockholders may sell all or a portion of the shares beneficially owned by it directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” of this prospectus for more information. We will bear all fees and expenses incident to the registration of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

There is currently no public market established for our common stock. The selling stockholders will sell the shares being registerd under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for more information.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Available Information,” carefully before you invest in any of our securities.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024

 TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	4
SUMMARY OF FINANCIAL INFORMATION	5
RISK FACTORS	5
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DIVIDEND POLICY	16
MARKET FOR SECURITIES	16
SELLING STOCKHOLDERS	17
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44
DESCRIPTION OF SECURITIES	45
PLAN OF DISTRIBUTION	46
LEGAL MATTERS	48
INTEREST OF NAMED EXPERTS	48
Part I – FINANCIAL INFORMATION	49
INDEX TO FINANCIAL STATEMENTS	49
Part II	69
INFORMATION NOT REQUIRED IN PROSPECTUS	69

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States. Unless the context otherwise requires, “Moneyline” “Company,” “we,” “us” and “our” refer to Moneyline Sports, Inc.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Organization

We were incorporated in Nevada on April 24, 2023, and our corporate office is located in New York City. We intend to be a leading provider of next generation predictive sports analytics and data products for US sports including NFL, NBA, MLB, and NCAA. We have developed our real time data and betting odds platform driven by proprietary artificial intelligence and machine learning, providing sports fans and bettors professional tools to wager on major sports events.

Presently, we estimate our monthly burn rate is approximately $35,000 per month, which consists of general and administrative expenses and professional fees. We believe that our present capital is insufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $500,000 in either cash or our common stock to accomplish the goals set out in our plan of operation, which we intend for fund from the recent sale of our common stock as well as advances from our majority shareholder, which has orally agreed to advance our working capital, if necessary. We also intend to use our common stock to accomplish these goals in order to conserve our cash if we are able to negotiate the payment for services with our shares. To the extent we are unable to accomplish our goals with the issuance of common stock for services and products, then we use our capital, or we will borrow funds from our majority shareholder, which has orally agreed to advance us the necessary working capital. We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds.”

Our principal business, executive and registered statutory office is located at 66 Hudson Blvd E, 23rd Floor, New York, NY 10001 and our telephone number is (212) 465-3227, and email contact is info@moneylinesports.com. Our URL address is www.moneylinesports.com.

Business

We are a pre-revenue, early development-stage company. Our financial results reflect our investment in building out our business model and building our infrastructure for revenue-producing initiatives, our gaming platform and mobile applications are designed, developed and distributed from our commercial data capabilities.

We are a digital sports entertainment and gaming company. Our business-to-consumer (“B2C”) segment provides users with daily fantasy sports (“DFS”) mobile apps and additional (“iGaming”) products. Our business-to-business (“B2B”) segment is involved in the design, development and licensing of sports and gaming software for licensed Sportsbook and casino gaming operators. Our mission is to create highly engaging digital products and content that empower the sports fan’s experience and to make life more exciting by responsibly creating the world's favorite real-money games and betting experiences. Its flagship mobile app ‘Playbook Sports’ is a Daily Fantasy Sports (“DFS”) platform that allows fans to buy and trade their favorite professional athlete on a daily basis . We also creates innovative digital sports experiences through its web, social and mobile platforms.

We also provide daily fantasy sports applications ("DFS") and online sports betting product offerings, as well as media and other consumer product offerings. We are also involved in the design and development of sports and gaming software for online applications. We intend to accomplish our mission by creating an environment where our users can find enjoyment and fulfillment through DFS and our mobile applications, as well as media and other online consumer product offerings. We are also highly focused on our responsibility as a steward of this new era in real-money gaming. Our ethics guide our decision making, with respect to both the tradition and integrity of sports and our investments in regulatory compliance and consumer protection.

We will continue to make deliberate investments in support of our mission and long-term growth. For example, we have invested in our product offerings and technology in order to launch new product innovations; improve marketing, merchandising, and operational efficiency through unique mobile product offerings; and deliver a great user experience. We also intend to make investments in sales and marketing and incentives to grow and retain our user base, including personalized cross-product offers and promotions, and promote brand awareness to attract the "skin-in-the-game" sports fan. Together, we believe these investments will enable us to create unique products built on scalable technology, while attracting a user base that we believe will result in the growth for our business.

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Our priorities are to (a) continue to invest in our product offerings, (b) launch our product offerings in new jurisdictions, and (c) expand our other online consumer product offerings. When we launch our mobile sports product offerings in a new jurisdiction, we plan to invest heavily in user acquisition, retention and cross-selling until the new users provide a critical mass of users engaged across our product offerings.

Our current technology is highly scalable with relatively minimal incremental spend required to launch our new product offerings . We will continue to manage our fixed-cost base in conjunction with our market entry plans and focus our variable spend on marketing, user experience and support and regulatory compliance to become the product of choice for users and to maintain favorable relationships with regulators when necessary. We also expect to improve our profitability over time as our revenue and gross profit expand as states mature, and our variable marketing expenses and fixed costs stabilize or grow at a slower rate.

Our path to profitability is based on the acceleration of positive contribution profit growth driven by increased revenue and gross profit generation from ongoing efficient customer acquisition enabled by the transition from local to regional to national advertising, strong customer retention, improved monetization from increased frequency of customer play and higher hold percentage, as well as scale benefits from investments in our product offerings and technology and general and administrative functions. On an adjusted EBITDA basis, we expect to achieve profitability when total contribution profit exceeds the fixed costs of our business, which depends, in part, on the percentage of the U.S. adult population that has access to our product offerings and the other factors summarized in the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

We distribute our games to the end customer through various web and mobile platforms, such as Apple, Facebook, Google and other web and mobile platforms plus our own direct-to-consumer platforms and web pages. Through these platforms, users can download our mobile sports games to enhance their game-playing experience.

Our mobile game applications are played on various third-party platforms for which the platform providers collect proceeds from our customers and pay us an amount after deducting platform fees. For purchases made through both the third-party and Direct-to-Consumer platforms, we are primarily responsible for collecting payments, have the control over the content and functionality of games and have the discretion to establish prices. Therefore, we are the principal and, accordingly revenues are recorded on a gross basis. Payment processing fees paid to platform providers are recorded within cost of revenue.

Revenue

We will primarily derive revenue from the download and fees associated on our mobile sports and gaming applications. We plan to continue to invest in sales and marketing to retain and acquire users. However, sales and marketing expenses may fluctuate as a percentage of revenue depending on the timing and efficiency of our marketing efforts.

Cost of revenue

Cost of revenue will include payment processing fees, customer support, hosting fees and depreciation and amortization expenses associated with assets directly involved in the generation of revenues, including servers and internal use software. Platform providers (such as Apple, Facebook and Google) charge a transactional payment processing fee to accept payments from our players for the purchase and download of our mobile applications. Payment processing fees and other related expenses made through our Direct-to-Consumer platforms are typically 3-4%, compared to a 30% platform fee for third party platforms. We generally expect cost of revenue to fluctuate proportionately with revenue.

Playbook Sports Services

Playbook Sports

On October 28, 2023, we entered an asset purchase agreement to acquire a one-hundred percent (100%) controlling interest in the mobile application “Playbook Sports,” a DFS mobile sports application, by issuing 500,000 restricted common shares of our common stock at a price of $0.50 per share or $250,000. The application is expected to be available for download in both the Google Play and iOS App Store as well as on desktop computers in September of 2024. Playbook Sports provides its users with fantasy sports software combined with all the statistics they need to make selections and predictions across NFL football with additional sports to be added. For more information, please visit us.www.playbooksports.us.

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MEVU.COM

On March 15, 2024, we entered into a partnership agreement with Sweepium LTD for the launch of a sweepstakes gaming site for our property Mevu.com.

Mevu.com integrates over 500 online premium casino games under a sweepstakes model through an external software partner, Sweepium Ltd. No real money is exchanged under this model. These games can be enjoyed via mobile or desktop. Players can receive promotions and prizes and play live roulette and blackjack, or high-definition slots from leading software providers such as NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios.

We are responsible for player acquisition, promotion and retention. We manage players' accounts and are required to ensure that the balance in players' accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from a local dedicated bank account under our own control.

Our Business Strategy

Our business strategy is to continue to develop and distribute our mobile gaming applications through our third-party distribution partners such as Google, Apple, Facebook, and our online branded websites.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: not being required to obtain an auditor attestation on their assessment of internal control over financial reporting; not being required to provide a compensation discussion and analysis; not being required to provide a

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pay-for-performance graph or chief executive officer pay ratio disclosure; and ability to present only two years of audited financial statements and related management’s discussion and analysis disclosure.

THE OFFERING

This prospectus relates to the resale by selling stockholders listed on page [ ] of up to 5,740,000 shares of common stock, par value $0.001 per share (the “shares”).

There is currently no public market established for our common stock. The selling stockholders will sell the shares being registerd under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. See “Plan of Distribution.”

The selling stockholders may sell any, all or none of the shares offered by this prospectus and we do not know when or in what amount, if any, the selling stockholders may sell the shares hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of the shares by the selling stockholders in the offering described in this prospectus.

Securities Offered

Issuer:	Moneyline Sports, Inc.
No trading market:	There is no market for the shares offered by this prospectus. We intend take steps to have our common stock quoted on OTCQX® Best Market, OTCQB® Venture Market, or the Pink® Open Market (collectively referred to herein as the “OTC MARKETS”). There can be no assurances that we will qualify for any of these markets or that we will succeed in having our common stock quoted on any of these markets.
Shares of common stock outstanding prior to the offering:	12,490,000
Offering Price:	There is currently no public market established for our common stock. The selling stockholders will sell the shares being registerd under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.
Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders in this offering. See “Use of Proceeds.”
Risk Factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision
Plan of Distribution:	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2024	December 31, 2023
	(unaudited)
Current assets	$446,798	$8,132
Non-current assets	$275,000	—
Total assets	$721,797	$8,132

Current liabilities	$187,580	$168,071
Total liabilities	$187,580	$168,071
Shareholders’ equity (deficit)	$534,217	$(159,939)

Operating Data:	For the six months ended June 30, 2024	For the period from April 24, 2023 (inception) through June 30, 2023	For the year ending December 31, 2023
	(unaudited)
Revenues	$—	—	$—
Operating expenses	$445,844	108,221	$343,989
Net loss	$(445,844)	(180,221)	$(343,989)
Net loss per share per common share – basic and diluted	$(0.04)	(0.01)	$(0.04)
Weighted average number of shares outstanding – basic and diluted	11,773,989	8,961,029	9,362,262

As shown in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since our inception. Our accountants have issued us a "going concern" opinion based upon our lack of operating funds.

RISK FACTORS

An investment in our shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our shares. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The value for our shares could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes. There is no market for our common stock and there can be no assurances that one will develop.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history

We were incorporated on April 23, 2024. Investing in our Company involves a high degree of risk. Our ability to grow, retain and engage new clients, while increasing our revenue depends on our ability to successfully market our services.  We have generated no revenue to date and our ability to continue operations is not presently known. Risks we consider immaterial could ultimately harm our business. If we don’t raise sufficient capital to maintain operations, market our services, and grow our business, we will be unable to continue our business model. Our stock value could decline and investors may lose all or part of their investment.

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We have incurred operating losses, and have no current source of revenue

We do not expect to generate revenue until we further our business model. We can provide no assurance that we will produce any material revenue for our stockholders, or that our contemplated business will operate on a profitable basis. We have generated no revenue to date.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. For the six months ended June 30, 2024, we had a net loss of ($445,844) and incurred negative operating cash flows of ($624,527). As of June 30, 2024, we have ($789,833) in accumulated deficit.. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the six months ended June, 2024 and the fiscal year ended December 31, 2023 expressing doubt regarding our ability to continue as a going concern. As of June 30, 2024, we had $267,032 of cash available, which will not be sufficient to fund our anticipated future operating needs. We will need to raise substantial sums to implement our business plan. There can be no assurance that we will be successful in raising funds. To the extent that we are unable to raise funds, we will be required to reduce our planned operations or cease any operations. B. Michael Friedman, our founder, majority beneficial stockholder and sole officer and director, currently intends to fund our expenses while we attempt to raise funds sufficient to implement our operating plan. The funds will be booked as a noninterest bearing third party loan.

Our sole officer and director has limited experience in the sports betting industry, which could prevent us from successfully implementing our business plan and impede our ability to earn revenue.

Our sole officer and director has experience in the financial markets but limited experience in the online gaming and betting industry. His lack of experience could hinder his ability to successfully develop clients that will result in clients retaining our services. His inexperience with online gaming and betting platforms may negatively impact our ability to earn revenue. Each potential investor must carefully consider his lack of experience in the sports betting industry before purchasing our common stock.

Our sole officer and director lacks experience in operating a public company, which could prevent us from successfully implementing our business plan and impede our ability to earn revenue.

Our sole officer and director lacks experience in operating a public company. While he has experience in operating companies, his lack of experience in operating a public company could hinder his ability to successfully comply with the reporting and other requirements imposed on public companies. His inexperience with operating a public company could negatively impact our ability to comply with various reporting requirements. Each potential investor must carefully consider the possible negative impact of his lack of experience before purchasing our common stock.

Our sole officer and director could leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of B. Michael Friedman, our sole officer and director. The loss of our sole officer and director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. The initial term of Mr. Friedman’s employment agreement expires January 1, 2026 and term automatically renews for subsequent one year periods thereafter. However, we cannot guarantee that Mr. Friedman will fulfill the term.. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. Friedman is not required to devote his full time efforts to management of our Company. He has been devoting approximately xx hours per week, to the development of our business plan and expects to continue devoting the same number of hours to our business during the next six months. His inability to devote sufficient time to our business would adversely impact our operations..

We do not currently maintain key person life insurance on Mr. Friedman..

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We may face a number of risks associated with our business services, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to continue our business. We face the risks commonly encountered in implementing and maintaining a business plan with insufficient revenues to offset increased expenses associated with operating expenses. Additionally, we operate a small business at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to grow our business, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic conditions and macro-economic challenges currently affecting the economy of the United States and other parts of the world, our business model could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from our products, which could be suffer if clients are suffering from the economy. During weak economic conditions, we may not experience any growth if we are unable to obtain financing. If the domestic and/or international economy were to weaken, the demand for any of our services could decline, which could have a material adverse effect on our operating results and stock price.

We intend to seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we are able to sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital, we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not generated any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our online platform and any intellectual property that we may develop in the future. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

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If our products are not commercially successful and/or do not generate revenues, our business would fail.

Our products involve substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of our business model. It is impossible to predict the success of it. The ability of a platform such as ours to be commercially successful can depend upon a variety of unpredictable factors.

For any of these reasons, our products may not be commercially successful, and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

The products we may develop might be more expensive to acquire than we anticipate.

We expect that future financing we may obtain, in addition to equity, will provide the capital required to acquire future assets. Expenses associated with acquiring these assets could increase beyond projected costs because of a range of factors such as an escalation in interest rates and other factors. In addition, unexpected circumstances sometimes cause acquisition costs to exceed budget.

Competition in the online application and analytics industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products or services. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our operations. Increased competition could result in lower-than-expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect our business, results of operation and financial condition.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form S-1, we will be an SEC reporting company. The Company is currently a small business and has limited revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be in excess of $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

As of this filing, we are running out of funds to maintain our monthly burn rate expenses. Our founder B Michael Friedman intends to continue to fund these expenses until the Company can contribute to these costs. [The funds will be booked as a noninterest bearing third party loan.]

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The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies

From time to time we may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Legal disputes could have an impact on our Company

We engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the we are ever sued or find it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on our financial condition and results of operations.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The gaming and betting industry is subject to extensive and complex federal and state laws and regulations related to conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate certain aspects of the gaming and betting industry. Our ability to cost effectively market our services as they related to products could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

If we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products and services, our business, operating results, and financial condition may be significantly harmed.

Our success depends on our ability to retain existing users and attract new users to increase engagement with our products and services. To do so, we must continue to offer leading technologies and ensure that our products and services are secure, reliable, and engaging. We must also expand our products and services and offer competitive transaction and other fees in an increasingly crowded and price-sensitive market. There is no assurance that we will be able to continue to do so, that we will be able to retain our current users or attract new users, or keep our users engaged. Any number of factors can negatively affect user retention, growth, and engagement, including if:

•	we fail to increase awareness of our brand and successfully compete with the offerings and prices other companies, or if our users otherwise increasingly engage with competing products and services, including those that we are unable to offer due to regulatory reasons;
•	we fail to introduce new and improved products and services, or if we introduce new products or services that are not favorably received;
•	we fail to successfully identify and acquire or invest in businesses, products or technologies that we believe could complement or expand our business;
•	we fail to support new and in-demand cryptocurrencies or if we elect to support cryptocurrencies with negative reputations;
•	there are changes in sentiment about the quality or usefulness of our products and services or concerns related to privacy, security, or other factors including, without limitation, changes in macro-level user preference for using cash to purchase Bitcoin;
•	there are adverse changes in our products and services that are mandated by legislation, regulatory authorities, or litigation;
•	we fail to maintain existing authorizations as well as obtain newly required authorizations, registrations and licenses for our products;
•	users perceiving Bitcoin and other cryptocurrencies to be a bad investment, or experiencing significant losses in Bitcoin or other cryptocurrencies, may not desire to utilize our products and services;
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•	technical or other problems prevent us from delivering our products and services with the speed, functionality, security and reliability that our users expect, or if we fail to otherwise gain and maintain the trust and confidence of our users;
•	there are cybersecurity incidents, employee or service provider misconduct or other unforeseen activities that cause losses to us or our users;
•	there are modifications to our fee model, including as a result of changes in or the adoption of any laws or regulations imposing restrictions or limitations on the markup at which we sell Bitcoin to users or the separate flat transaction fee that we are able to charge our users, or modifications by competitors to their fee models;
•	we fail to provide adequate customer service for our users and retail partners;
•	regulatory and governmental bodies in countries that we target for expansion express negative views towards cryptocurrency-related services and, more broadly, the digital financial system; or
•	we or other companies in our industry are the subject of adverse media reports or other negative publicity.

From time to time, certain of these factors have negatively affected user retention, growth, and engagement to varying degrees. If we are unable to maintain or increase our user base and user engagement, our revenue and financial results may be adversely affected. Any decrease in user retention, growth, or engagement could render our products and services less attractive to users, which may have an adverse impact on our revenue, business, operating results, and financial condition. If our user growth rate slows or declines, we will become increasingly dependent on our ability to maintain or increase levels of user engagement and monetization in order to drive growth of revenue.

We will obtain and process a large amount of sensitive user data. Any real or perceived improper use of, disclosure of, or access to such data could harm our reputation, as well as have an adverse effect on our business.

We will obtain and process large amounts of sensitive data, including personal data related to our users and their transactions, such as their names, addresses, social security or tax identification numbers, copies of government- issued identification, facial recognition data (from scanning of photographs for identity verification), bank statements and transaction data. We face risks, including to our reputation, in the handling and protection of this data, and these risks will increase as our business expands, including through our acquisition of, and investment in, other companies and technologies. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our users’, employees’, and service providers’ personal data.

We have administrative, technical, and physical security measures and controls in place and maintain a robust information security program. However, our security measures, or the security measures of companies we acquire, may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, trickery, advances in computer capabilities, new discoveries in the field of online applications, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on our systems. We could be the target of a cybersecurity incident, which could result in harm to our reputation and financial losses. Additionally, our users have been and could be targeted in cybersecurity incidents like an account takeover, which could result in harm to our reputation and financial losses. Additionally, privacy and data protection laws are evolving, and these laws may be interpreted and applied in a manner that is inconsistent with our data handling safeguards and practices that could result in fines, lawsuits, and other penalties, and significant changes to our business practices and products and services. Our future success depends on the reliability and security of our products and services. To the extent that the measures we or any companies we acquire have taken prove to be insufficient or inadequate, or to the extent we discover a security breach suffered by a company we acquire following the closing of such acquisition, we may become subject to litigation, breach notification obligations, or regulatory or administrative sanctions, which could result in significant fines, penalties, damages, harm to our reputation, or loss of users. If our own confidential business information or sensitive user information were improperly disclosed, our business could be adversely affected. Additionally, a party who circumvents our security measures could, among other effects, appropriate user information or other proprietary data, cause interruptions in our operations, or expose users to hacks, viruses, and other disruptions.

Our products and services may not function as intended due to undetected errors in our software, hardware, and systems, product defects, developmental delays, or due to security breaches or incidents or human error in administering these systems, which could damage user or third-party relations, decrease our potential profitability and expose us to liability, and materially and adversely affect our business.

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Our software, hardware, systems, and processes may contain undetected errors or vulnerabilities that could have a material adverse effect on our business, particularly to the extent such errors or vulnerabilities are not detected and remedied quickly. We may from time to time find defects in our user-facing software and hardware, internal systems, and technical integrations with third-party systems, and new errors or vulnerabilities may be introduced in the future. If there are such errors or defects in our software, hardware, or systems, we may face negative publicity, government investigations, and litigation.

In addition, we may provide incremental releases of product and service updates and functional enhancements, which increase the possibility of errors. Any errors, data leaks, security breaches or incidents, disruptions in services, or other performance problems with our products or services caused by external or internal actors could hurt our reputation and damage our business. Software and system errors, or human error, could delay or inhibit settlement of payments, result in over settlement, cause reporting errors, or prevent us from collecting transaction- based fees, or negatively impact our ability to serve our users. Similarly, security breaches or incidents, which may be caused by or result from cyber-attacks by hackers or others, computer viruses, worms, ransomware, other malicious software programs, security vulnerabilities, employee or service provider theft, misuse or negligence, phishing, identity theft or compromised credentials, denial-of-service attacks, or other causes, could impact our business and disrupt the proper functioning of our products or services, cause errors, allow loss or unavailability of, unauthorized access to, or disclosure of, proprietary, confidential or otherwise sensitive information of ours or our users, and other destructive outcomes. Any of the foregoing issues could result in costly and time-consuming efforts to redesign and redistribute our products, give rise to regulatory inquiries and investigations, and result in lawsuits and other liabilities and losses, which could have a material and adverse effect on our business.

Our business could be adversely affected if our data privacy and security practices are not adequate, or perceived as being inadequate, to prevent data breaches, or by the application of data privacy and security laws generally.

In the course of our business, we may collect, process, store and use subscriber and other information, including personally identifiable information, passwords and credit card information, the latter of which is subject to PCI-DSS compliance. Although we will take measures to protect this information from unauthorized access, acquisition, disclosure and misuse, our security controls, policies and practices may not be able to prevent the improper or unauthorized access, acquisition or disclosure of such information. The unauthorized access, acquisition or disclosure of this information, or a perception that we do not adequately secure this information could result in legal liability, costly remedial measures, governmental and regulatory investigations, harm our profitability and reputation and cause our financial results to be materially affected. In addition, third party vendors and business partners receive access to information that we collect. These vendors and business partners may not prevent data security breaches with respect to the information we provide them or fully enforce our policies, contractual obligations and disclosures regarding the collection, use, storage, transfer and retention of personal data. A data security breach of one of our vendors or business partners could cause reputational harm to them and/or negatively impact our ability to maintain the credibility of our mobile sports applications.

Data privacy, data protection, localization, security and consumer-protection laws are evolving, and the interpretation and application of these laws in the United States, Europe (including compliance with the General Data Protection Regulation), and elsewhere often are uncertain, contradictory and changing. It is possible that these laws may be interpreted or applied in a manner that is averse to us or otherwise inconsistent with our practices, which could result in litigation, regulatory investigations and potential legal liability or require us to change our practices in a manner adverse to our business. As a result, our reputation and brand may be harmed, we could incur substantial costs, and we could lose both customers and revenue.

We are dependent and will rely on third-party support of banks and payment processors

We will rely on payment processing and banking providers to facilitate the movement of funds between us and our intended customer base for our various online platforms. Anything that could interfere with the formation or otherwise harm our future relationships with payment and banking service providers could have a material adverse effect on our business, results of operations, financial condition and prospects. Our ability to accept payment from our future customers or facilitate withdrawals by them may be restricted by any introduction of legislation or regulations restricting financial transactions with online or mobile sports betting operators or prohibiting the use of credit cards and other banking instruments for online or mobile sports betting transactions, or any other increase in the stringency of regulation of financial transactions, whether in general or in relation to the gambling industry in particular. Stricter anti-money laundering regulations may also affect the quickness and accessibility of payment processing systems, resulting in added inconvenience to its customers. Card issuers and acquirers may dictate how transactions and products need to be coded and treated which could also make an impact on acceptance rates. Card issuers, acquirers, payment processors and banks may also cease to process transactions relating to the online or mobile sports betting industry as a whole or certain operators. This could be due to reputational and/or regulatory reasons or in light of increased compliance standards of such third parties that seek to limit their business relationships with certain industry sectors considered as “high risk.”

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It may also result in customers being dissuaded from accessing our product offerings if they cannot use a preferred payment option, or the quality or the speed of the supply is not suitable or accessible to the customers. Any such developments may have a material adverse effect on our business, results of operations, financial condition and prospects.

We are dependent on various third parties, including users and third-party licensors

We are reliant to an extent on third parties. There can be no assurance that these business relationships will continue to be maintained or that new ones will be successfully formed. A breach or disruption in these relationships could be detrimental to the future business, operating results and/or profitability of Influencers. Moreover, our financial performance will be significantly determined by our success in adding, retaining, and engaging active users of our services. If users do not perceive our services as interesting, unique and useful, we may not be able to attract or retain additional users, which could adversely affect our business.

Cybersecurity threats continue to increase in frequency and sophistication; a successful cybersecurity attack could interrupt or disrupt our information technology systems or cause the loss of confidential or protected data which could disrupt our business, force us to incur excessive costs, cause reputational harm and adversely affect our business.

Our information systems may be potentially vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by future employees or vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise. While we have invested in the protection of data and information technology, there can be no assurance that our efforts will prevent or quickly identify service interruptions or security breaches. We do not maintain cyber liability insurance; however, we will explore obtaining such insurance in the future. Any such insurance may not be sufficient to cover the financial, legal, business or reputational losses that may result from an interruption or breach of our systems. Any such interruption or breach of our systems could adversely affect our business operations and result in the loss of critical or sensitive confidential information or intellectual property and could result in financial, legal, business and reputational harm to us.

We have entered into, and may in the future enter into, acquisitions, strategic investments, partnerships or relationships, entries into new businesses, joint ventures, divestitures, and other transactions which could fail to achieve strategic objectives, disrupt our ongoing operations or result in operating difficulties, divert the attention of management, liabilities and expenses, harm our business, and negatively impact our results of operations.

In pursuing our business strategy, we routinely conduct discussions and evaluate opportunities for possible acquisitions, strategic investments, partnerships and relationships, entries into new businesses, joint ventures, divestitures, and other transactions. We recently acquired assets from a strategic company, and we may invested in, and continue to seek to acquire or invest, in businesses, technologies, or other assets that we believe could complement or expand our business, including acquisitions of new lines of business that are adjacent to or outside of our existing products and services. As we grow, the pace and scale of our acquisitions may increase and may include larger acquisitions than we have done historically. The identification, evaluation, and negotiation of potential acquisition or strategic investment transactions may divert the attention of management and entail various expenses, whether or not such transactions are ultimately completed. There can be no assurance that we will be successful in identifying, negotiating, and consummating favorable transaction opportunities. In addition to transaction and opportunity costs, these transactions involve large challenges and risks, whether or not such transactions are completed, any of which could harm our business and negatively impact our results of operations, including risks that:

•	the transaction may not advance our business strategy or may harm our growth or profitability;
•	we may not be able to secure required regulatory approvals or otherwise satisfy closing conditions for a proposed transaction in a timely manner, or at all;
•	the transaction may subject us to additional regulatory burdens that affect our business in potentially unanticipated and significantly negative ways;
•	we may not realize a satisfactory return on our investment or increase our revenue;
•	we may experience difficulty, and may not be successful in, integrating technologies, IT or business enterprise systems, culture, or management or other personnel of the acquired business;
•	we may incur significant acquisition costs and transition costs, including in connection with the assumption of ongoing expenses of the acquired business;
•	we may not realize the expected benefits or synergies from the transaction in the expected time period, or at all;
•	we may be unable to retain key personnel;
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•	acquired businesses or businesses that we invest in may not have adequate controls, processes, and procedures to ensure compliance with laws and regulations, including with respect to data privacy, data protection, and information security, and our due diligence process may not identify compliance issues or other liabilities;
•	acquired businesses’ technology stacks may add complexity, resource constraints, and legacy technological challenges that make it difficult and time consuming to achieve such adequate controls, processes, and procedures;
•	we may fail to identify or assess the magnitude of certain liabilities, shortcomings, or other circumstances prior to acquiring or investing in a business, which could result in additional financial,
•	legal, regulatory, or tax exposure and may subject us to additional controls, policies, procedures, liabilities, litigation, costs of compliance or remediation, or other adverse effects on our business, operating results, or financial condition;
•	we may have difficulty entering into new market segments or new geographic territories;
•	we may be unable to retain the users, vendors, and partners of acquired businesses;
•	there may be lawsuits or regulatory actions resulting from the transaction;
•	there may be risks associated with undetected security weaknesses, cyberattacks, or security breaches or incidents at companies that we acquire or with which we may combine or partner;
•	there may be local and foreign regulations applicable to the international activities of our business and the businesses we acquire; and
•	acquisitions could result in dilutive issuances of equity securities or the incurrence of debt.

Also, in the future we may choose to divest certain businesses, products, or services. If we decide to sell assets or a business, we may have difficulty obtaining terms acceptable to us in a timely manner, or at all. Additionally, we may experience difficulty separating out portions of, or entire, businesses, incur loss of revenue or experience negative impact on margins, or we may not achieve the desired strategic and financial benefits. Such potential transactions may also delay achievement of our strategic objectives, cause us to incur additional expenses, disrupt user or employee relationships, and expose us to unanticipated or ongoing obligations and liabilities, including as a result of our indemnification obligations. Further, during the pendency of a divestiture, we may be subject to risks such as a decline in the business to be divested, loss of employees, users, or suppliers and the risk that the transaction may not close, any of which would have a material adverse effect on the business to be divested and our retained business. If a divestiture is not completed for any reason, we may not be able to find another buyer on the same terms, and we may have incurred significant costs without the corresponding benefit.

Joint ventures and minority investments inherently involve a lesser degree of control over business operations, thereby potentially increasing the financial, legal, operational, regulatory, and/or compliance risks associated with the joint venture or minority investment. In addition, we may be dependent on joint venture partners, controlling stockholders, management, or other persons or entities who control them and who may have business interests, strategies, or goals that are inconsistent with ours. Business decisions or other actions or omissions of the joint venture partners, controlling stockholders, management, or other persons or entities who control them may adversely affect the value of our investment, result in litigation or regulatory action against us, and may otherwise damage our reputation and brand.

We will rely upon consultants for web-development and maintenance of our website and the consultants may not maintain it in a manner that is necessary to promote our business.

We are also heavily dependent on the web consultants to maintain and continue to expand our website. If the consultants do not fulfill their duties, we may not be able to find another consultant with specific expertise to expand our website.

We have developed a website that will help us attract customers, which is located at www.moneylinesports.com.

RISKS ASSOCIATED WITH OUR SHARES

There is no public market for our shares

A shareholder who decides to sell some, or all, of its shares in a private transaction may be unable to locate persons who are willing to purchase the shares.

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If we secure quotation of our shares on the OTC MARKETS, our shares will be subject to the U.S. “Penny Stock” rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

If we secure quotation of our shares on the OTC MARKETS, our shares will be subject to the U.S. “Penny Stock” Rules, which may make the stock more difficult to trade on the open market. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)       the equity security is listed on a national securities exchange;

(ii)       the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)       the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock will not fit into any of the above exceptions any time in the near future, if ever.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non- exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Related party transactions and stock dilution

B Michael Friedman is our founder, largest beneficial stockholder and sole officer and director. We pay First Level Capital, LLC (“First Level”), an entity owned and controlled by Mr. Friedman, consulting fees on an invoice basis. We also have and may continue to issue First Level stock as payment in lieu of cash for services. Stock dilution occurs when a company issues additional shares, resulting in a decrease in the ownership percentage of existing shareholders. The reduction in ownership can significantly impact the value of shareholders' investments and the financial statements of the Company. Stock dilution can impact the value of investors stock and alter the ownership structure of the Company.

If we are deemed to be a shell company, resale limitations of Rule 144(i) will apply to our shares.

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status. To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while a company is a shell company or thereafter may be restricted even after the expiration of the six-month period since it filed its Form S-1 information if a company is not current on all of its periodic reports required to be filed within the SEC during the six months before the date of the shareholder’s sale. Thus, ta company must file all 10-Qs and 10K for the preceding six months and since the filing of the Form S-1, or Rule 144 is not available for the resale of securities.

We do not currently believe we will be classified as a shell or former shell company.

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Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably, and which could prevent or delay a change in control.

B. Michael Friedman, our chairman, chief executive officer and president owns 5,000,000 common shares, First Level Capital, LLC, which he controls owns 250,000 common shares and Isa Peguero Friedman, Mr. Friedman’s spouse owns 1,500,000 common shares, together in the aggregate representing 54.04% of the outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. This insider also has the ability to delay or perhaps even block, by its ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our Company that you might view favorably.

Our bylaws provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Bylaws at Article Eleven provides for indemnification as follows: “Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a, director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under

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this Article. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the state of Nevada.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus. We have agreed to bear the expenses (other than any underwriting discounts or selling commissions or any legal expenses incurred by any selling stockholder) in connection with the registration of the shares of our common stock being offered for resale hereunder by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell the shares at a fixed price until our shares are quoted on an existing public trading market and thereafter at prevailing market prices or privately negotiated prices. The fixed selling price is $.50. The fixed price of the shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. In addition, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our sole director, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We intend to identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC MARKETS. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock is quoted on the OTC MARKETS, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

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SELLING STOCKHOLDERS

We are registering, for offer and sale, shares of common stock held by 24 of our shareholders, which consist of the selling stockholders listed below. The selling stockholders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

To date, we have not taken any steps to list our common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the selling stockholders will be limited to selling the shares at $0.50 per share (the set offering price per share pursuant to this prospectus) for the duration of the offering.

The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. We are not aware of any selling stockholders being a broker-dealer or being affiliated with a broker-dealer. Each of the selling stockholders may be deemed to be an underwriter in this offering.

NOTE: As of the date of this prospectus, First Level, Inc., a corporation controlled by B. Michael Friedman, Chairman, Chief Executive Officer, Chief Financial Officer, owns 250,000 common shares and B. Michael Friedman owns 5,000,000 common shares, which are subject to Rule 144 restrictions. There are currently 27 shareholders of our common stock.

We base the percentages determined in these calculations upon the 12,490,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Sean Alterman	400,000	3.20	400,000	0	0.00
James R. & Emily E. Blake Revocable Trust(2)	20,000	0.16	20,000	0	0.00
Thomas Blake	10,000	0.08	10,000	0	0.00
Blue Castle Ventures(3)	100,000	0.80	100,000	0	0.00
Keith Carney	400,000	3.20	400,000	0	0.00
CWP Advisory(4)	50,000	0.40	50,000	0	0.00
Daniel Decker	200,000	1.60	200,000	0	0.00
First Level Capital LLC(5)	250,000	2.00	0	250,000	2.00
Isa Peguero Friedman(6)	1,500,000	12.01	0	1,500,000	12.01
B. Michael Friedman(7)	5,000,000	40.03	0	5,000,000	40.03
Gleneagle Securities Nominees Pyt. Ltd.(8)	1,000,000	8.00	1,000,000	0	0.00
Gmen Fam, LLC(9)	50,000	0.40	50,000	0	0.00
Goal Capital, Inc.(10)	400,000	3.20	400,000	0	0.00
Mark Gustavson	20,000	0.16	20,000	0	0.00
Christopher Jackson	10,000	0.08	10,000	0	0.00
Philip Johnston	500,000	4.00	500,000	0	0.00
Irving Kau	150,000	1.20	150,000	0	0.00
Peter Korner	80,000	0.64	80,000	0	0.00
Francis Kovalevich	40,000	0.32	40,000	0	0.00
Adam Levin	100,000	0.80	100,000	0	0.00
Eric Newlan	50,000	0.40	50,000	0	0.00
Meir Rabkin	60,000	0.48	60,000	0	0.00
Craig Rizzieri	250,000	2.00	250,000	0	0.00
John Robinson	600,000	4.80	600,000	0	0.00
David R. Santalla	50,000	0.40	50,000	0	0.00
Sports DFS, Inc.(11)	400,000	3.20	400,000	0	0.00
TKG, Inc.(12)	800,000	6.40	800,000	0	0.00
	12,490,000	100.00%	5,740,000	6,750,000	54.04%

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(1)	Based on 12,490,000 common shares outstanding prior to the secondary offering.
(2)	James R. Blake and Emily E. Blake are the co-trustees of the James R. & Emily E. Blake Revocable Trust and have dispositive voting control over the shares owned by the James R. & Emily E. Blake Revocable Trust.
(3)	Juan Rojas Martinez has dispositive voting control over the shares owned by Blue Castle Ventures.
(4)	Charlene Wilkinson has dispositive voting control over the shares owned by CWP Advisory.
(5)	B. Michael Friedman has dispositive voting control over the shares owned by First Level Capital, LLC.
(6)	Isa Peguero Friedman is the spouse of B. Michael Friedman.
(7)	B. Michael Friedman is the spouse of Isa Peguero Friedman.
(8)	Lance Rosenberg has dispositive voting control over the shares owned by Gleneagle Securities Nominees Pyt. Ltd.
(9)	Mason Glusman has dispositive voting control over the shares owned by Gmen Fam, LLC.
(10)	Danny Graville has dispositive voting control over the shares owned by Goal Capital, Inc.
(11)	Adam Levin has dispositive voting control over the shares owned by Sports DFS, Inc.
(12)	Nathan Kalenich has dispositive voting control over the shares owned by TKG, Inc.

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 24 selling stockholders are hereby registering 5,740,000 common shares. The price per share is $0.50 for the duration of the offering.

The shares owned by all of our shareholders, which includes the selling stockholders and our officers, director and founder, were acquired in several issuances as follows:

•	On April 25, 2023, we issued 5,000,000 shares of common stock at $0.001, par value, to our co-founder, officer and sole director, in exchange for various services rendered to us in our formation and management. Our sole director deems the fair value of these share-based payments are $5,000.

•	On April 25, 2023, we issued 1,500,000 shares of common stock at $0.001, par value, to our co-founder for $1,500 in cash.

•	On April 25, 2023, we issued 2,300,000 shares of common stock at $0.001, par value, to various consultants in exchange for services rendered to us, which included legal, accounting, and introductions to accredited investors. Our sole director deems the fair value of these share-based payments are $2,300 and fair and reasonable.

•	On April 25, 2023, we issued 250,000 shares of common stock at $0.001, par value, to an entity beneficially owned by our officer and sole director for services rendered to us, which included introductions to accredited investors. Our sole director deems the fair value of these share-based payments are $250.

•	For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 250,000 shares of common stock at a price of $0.04 per share and received $10,000 in cash.

•	For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 260,000 shares of common stock at a price of $0.25 per share and received $65,000 in cash.

•	For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 100,000 shares of common stock at a price of $0.50 per share and received $50,000 in cash.

•	For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 50,000 shares of common stock at a price of $1.00 per share and received $50,000 in cash.

•	On January 8, 2024, we issued 1,000,000 shares of common stock at a price of $0.25 per share and received $250,000 in cash.

•	On March 20, 2024, we issued 500,000 shares of common stock, which we valued at $250,000, or $0.50 per share, as consideration for the purchase of certain intellectual property assets.

•	For the six-month period ended June 30, 2024, we issued 1,280,000 shares of common stock at a price of $0.50 per share and received $640,000 in cash.

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All of our share issuance were in reliance of Section 4(a)(2) of the Securities Act.

In the event the selling stockholders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the selling stockholders.

None of the selling stockholders have either (1) had a material relationship with us, other than as a shareholder or as noted above, at any time since April 24, 2023 (inception) or (2) served as an officer or director of our Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. Those estimates are based on our historical operations, the future business plans and the projected financial results, the terms of existing contracts, trends in the industry, and information available from other outside sources. For a more complete description of our significant accounting policies, see Note 2 of the financial statements and the relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the three and six months ended June 30, 2024, together with notes thereto as well as our audited financial statements for the period from April 24, 2023 (inception) to December 31, 2023, together with notes thereto, both of which are included in this registration statement on Form S-1.

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Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act under Section 102(b)(1) of the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the three and six months ended June 30, 2024, together with notes thereto as well as our audited financial statements for the period for April 24, 2023, (inception) through December 31, 2023, together with notes thereto, both of which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: not being required to obtain an auditor attestation on their assessment of internal control over financial reporting; not being required to provide a compensation discussion and analysis; not being required to provide a pay-for-performance graph or chief executive officer pay ratio disclosure; and ability to present only two years of audited financial statements and related management’s discussion and analysis disclosure.

Our financial statements have been presented on the basis that we ae a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Continuing operations, as intended, are dependent on management’s ability to raise required funding through future equity issuances, its ability to execute the Company’s business interests and develop profitable operations or a combination thereof, which is not assured, given today’s volatile and uncertain financial markets. The Company may revise the Company’s business programs depending on its working capital position. As reflected in the accompanying financial statements, we have had no significant operating revenues to date and has experienced recurring net losses from operations and negative operating cash flows. During the period from April 24, 2023, to December 31, 2023, we incurred a net loss of $343,989, utilized cash in operating activities of $168,368, and had a stockholders' deficit of $343,989 as of December 31, 2023. Our have financed our working capital requirements since inception through the sale of its equity securities and from borrowings.

On December 31, 2023, we had cash of $1,559 and, as of June 30, 2024, we had cash of $267,032. We estimate that a significant amount of capital will be necessary over a sustained period of time to advance our business development to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that we will be successful in this regard.

The development and expansion of our business in 2024 and thereafter will be dependent on many factors, including the capital resources available to us. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us or adequate to fund the development and expansion of our business to a level that is commercially viable and self-sustaining.

If cash resources are insufficient to satisfy our ongoing cash requirements, we would be required to scale back or discontinue our operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require us to relinquish rights to our technology, or to discontinue our operations entirely.

Software Development Costs

Due to the significant uncertainty with respect to the successful development of commercially viable products based on our development efforts, all software development costs incurred with respect to our mobile gaming platform are charged to operations as incurred.

Intellectual Property

Intellectual property, consisting of software, is recorded at cost. Amortization of intellectual property is provided using the straight-line method over an estimated useful life of seven years. We recognize amortization of intellectual property in software development costs in our statement of operations.

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Stock-Based Compensation

We issue common stock and intend to issue stock options to officers, directors and consultants for services rendered. Options will vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

Plan of Operation

We are a gaming company specializing in building and scaling online sports brands. We integrate best-in-class third-party technology for our games and mobile sports applications in creating our online brands.

Under the terms of the agreement with Sweepium LTD, we share 8% of Net Win generated from the platform, or a minimum of six thousand USD per month. In February 2021, vale.mx began operations. Net Win is defined as a calculation of the total income from gaming (revenues minus prizes, minus platform expenses, minus redeemed bonuses).

Registered Players

A registered player is a customer who has registered on our app or website and met the Know Your Customer identification requirements, which include identity and address verification ("KYC requirements").

Monthly Unique Payers

Monthly Unique Payers ("MUPs"). MUPs is the average number of unique paid users ("unique payers") that use our online games on a monthly basis.

MUPs is a key indicator of the scale of our user base and awareness of our brand, and/or the third-party brands we partner with. We believe that year-over-year MUPs will also generally be indicative of the long-term revenue growth potential of the online gaming brands we hold directly and/or those we establish around our B2B brand partners, although MUPs in individual periods may be less indicative of our longer-term expectations. We expect the number of MUPs to grow as we attract, retain and re-engage users in new and existing jurisdictions and expand the online brands we operate to appeal to a wider audience.

We define MUPs as the average number of unique payers per month who had a paid engagement (e.g., participated in a mobile game) across one or more of our product offerings via our platform technology. For reported periods longer than one month, we average the MUPs for the months in the reported period.

A "unique paid user" or "unique payer" is any person who had one or more paid engagements via our B2C technology during the period (i.e., a user that participates in a paid engagement with one of our B2C product offerings counts as a single unique paid user or unique payer for the period). We exclude users who have made a deposit but have not yet had a paid engagement. Unique payers or unique paid users include users who have participated in a paid engagement with promotional incentives, which are fungible with other funds deposited in their wallets on our technology. The number of these users included in MUPs has not been material to date and a substantial majority of such users are repeat users who have had paid engagements both prior to and after receiving incentives.

Regulatory Environment

While gaming and sports betting regulation vary from jurisdiction to jurisdiction, in general there are several common principles that underline the concept of gaming regulation. Participation in the gaming industry is a privilege, not a right, and thus those who seek to participate must submit themselves to licensure as required by the jurisdiction’s regulatory body. In this regard, gaming licenses do not create or entail a property right and such licenses cannot be sold or transferred (although ownership interests in license holders may be transferred subject to regulatory approval). These principles are encapsulated in the gaming and sports betting, which provides that a key element of regulation of gaming is “public confidence and trust in the credibility and integrity of the regulatory process and of casino operations,” and therefore the model is to extend strict regulation to all persons, locations, practices, and associations related to the operation of licensed casino enterprises and all related service industries. We as well as our officers, directors, major shareholders, key employees, and business partners will be subject to the sports betting and gaming laws and regulations of the jurisdictions in which it will conduct business. In addition, we will be subject to the general laws and regulations that apply to all online, digital and e-commerce businesses, such as those related to privacy and personal information, data security, tax, and consumer protection.

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Cyber Security - User Data

We may require the registration of our users prior to accessing its products or services or certain features of its products or services and we may be subject to increased legislation and regulations on the collection, storage, retention, transmission and use of user-data that is collected. Our efforts to protect the personal information of its users may be unsuccessful due to the actions of third parties, software bugs or technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information to gain access to our data or our users’ data. If any of these events occur, users’ information could be accessed or disclosed improperly. Any incidents involving the unauthorized access to or improper use of the information of users or incidents involving violation of our terms of service or policies could damage its reputation and brand and diminish its competitive position. In addition, the affected users or governmental authorities could initiate legal or regulatory action against us in connection with such incidents, including in respect of new mandatory breach reporting and record-keeping obligations in Canada and certain states in the United States which will soon become effective, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices and remediate the effects of any such incidents of unauthorized access or use. Any of these events could have a material adverse effect on its prospects, business, financial condition or results of operations. We will transmit and store a large volume of data while supporting its website and mobile sports applications.

The interpretation of privacy and data protection laws and their application to the Internet is unclear and subject to rapid change in numerous jurisdictions. There is a risk that these laws may be interpreted and applied in a manner that is not consistent with our data protection practices and results in additional compliance or changes in its business practices, or both, and liability or sanction under these laws. In addition, because our website and mobile sports applications is accessible in many jurisdictions, certain foreign jurisdictions may claim that we are required to comply with local laws, even where we have no local operating entity, employees, infrastructure or other physical presence in those jurisdictions. In the spring of 2018, the General Data Protection Regulation (“GDPR”), which provides for extraterritorial enforcement in some cases and includes the possibility of substantial monetary penalties for non-compliance, came into effect in the European Union. In addition, with the United Kingdom leaving the European Union in early 2020, the United Kingdom may adapt an amended version of the GDPR into UK law. The impact of the GDPR and the UK adopted version of the GDPR on our business is uncertain. Likewise, California has enacted a Consumer Privacy Act, to be effective on January 1, 2020, that creates additional rights for consumers with respect to the collection and use of their data, and depending on how it is refined between now and its effective date or interpreted by the California Attorney General in the promulgation of regulations and enforcement, it could negatively impact our business model. Furthermore, the Company may face conflicting obligations arising from the potential concurrent application of laws of multiple jurisdictions. If we are not able to reconcile such obligations, it may be required to change business practices or face liability or sanction. In addition, a parliamentary committee in Canada has recently recommended certain changes to Personal Information Protection and Electronic Documents Act (Canada), the federal privacy and data protection statute in Canada, including new administrative enforcement powers and new financial penalties for non-compliance. There is a risk that the Canadian government may implement changes to this statute that may result in additional compliance or changes in our business practices, or create additional risk of liability or sanction, or all the foregoing.

Reliance on Management

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results or financial condition.

Growth Strategy

We have a complementary organic and inorganic growth strategy. Mergers and acquisition will be an important growth lever for us. We believe it has a clear path to further monetize its online and mobile brands through multiple organic growth initiatives including increasing direct sales, optimizing CPMs, and growing subscribers.

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DESCRIPTION OF SERVICE OFFERINGS PLAYBOOK SPORTS

Playbook Sports

On October 28, 2023, we entered an asset purchase agreement to acquire a one-hundred percent controlling interested in the mobile application “Playbook Sports” a DFS mobile sports application for 500,000 of our restricted common shares at a cost basis of $0.50 per share for consideration of $250,000. The application is expected to be available for download in both the Google Play and iOS App Store as well as on desktop computers in September of 2024. Playbook provides its users with fantasy sports software combined with all the statistics they need to make selections and predictions across NFL football with additional sports to be added. For more information, please visit us.www.playbooksports.us.

Mevu.com

On March 15, 2024, we entered into a partnership agreement with Sweepium LTD for the launch of a sweepstakes gaming site for our property Mevu.com.

Mevu.com integrates over 500 online premium casino games under a sweepstakes model through an external software partner, Sweepium Ltd. No real money is exchanged under this model. These games can be enjoyed via mobile or desktop. Players can receive promotions and prizes and play live roulette and blackjack, or high-definition slots from leading software providers such as NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios.

We are responsible for player acquisition, promotion and retention. We manage players' accounts and are required to ensure that the balance in players' accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from a local dedicated bank account under our own control.

Complete our public offering

We intend to concentrate our efforts on raising capital upon the completion of this offering. Our operations will be limited due to the limited amount of funds on hand and the working capital, if necessary, our majority shareholder has orally agreed to advance us. Upon completion of our public offering, our specific goal is to profitably market our services. Our plan of operations following the completion is as follows:

Our founder has access to strategic relationships with real estate investors, financial firms, investment bankers, brokers, individual and institutional investors as well as accountants and attorneys. Our founder has invested his capital in the private equity and financial markets and has experience with investing and management. We believe that a properly structured transactions eases the ability to attract the equity capital from investors thereby allowing the necessary capital to grow.

We may conduct limited research and development of additional services to offer. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to real estate users and investors. Our plan of operations over the next year is to expand our website presence, negotiate agreements with third-parties and customers, and commence our marketing campaign.

B. Michael Friedman, our president, will be devoting approximately 40 hours per week to our operations. Once we expand operations and are able to attract more and more customers to use our services, Mr. Friedman has orally agreed to commit more time as required. Because Mr. Friedman will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. Mr. Friedman has orally agreed to limit his responsibilities at First Level Capital, LLC.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months. These expenses, which we estimate to be approximately $500,000 are in addition to our offering expenses, which are also estimated to be $125,000.

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Description	Expenses

SEC reporting and compliance	$50,000
Website expansion	$10,000
Marketing and advertising	$250,000
Advances to independent contractors	$50,000
Other expenses	$140,000
Total (estimated)	$500,000

We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $500,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. These estimated expenses are in addition to our offering expenses, which we also estimate to be $125,000. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole director, or our shareholders. Mr. Friedman, our sole director, has orally agreed to advance us any necessary capital. However, he has no firm commitment, arrangement or legal obligation to advance or loan funds to us.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part- time employees or independent contractors over the next six (6) months; however, at the present, the services provided by our officer and director appears sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these this individual and can be supplemented by engaging independent contractors. Our management's responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. We have entered into a one-year employment agreement with Mr. Friedman. Thus, other than Mr. Friedman, these persons are not intended to be employees of our Company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

Our management may hire full or part- time employees or independent contractors over the next six (6) months; however, at the present, the services provided by our officer and director appears sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these this individual and can be supplemented by engaging independent contractors. Our management's responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. We have entered into a one-year employment agreement with Mr. Friedman. Thus, other than Mr. Friedman, these persons are not intended to be employees of our Company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

Recently Issued Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

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SUMMARY OF QUARTERLY RESULTS

Results of Operations

For the three and six months ended June 30, 2024, compared to the period from April 24, 2023 (inception) through June 30, 2023

The following table shows key components of our results of operations during the three and six months ended June 30, 2024 compared to the period from April 24, 2023 (inception) through June 30, 2023:

	Three months ended June 30,	For the period from April 24, 2023 (inception) through June 30,	Six months ended June 30,	For the period from April 24, 2023 (inception) through June 30,
	2024	2023	2024	2023
	$	$	$	$
Revenue, net	—	—	—	—
Cost of revenue	—	—	—	—
Gross profit	—	—	—	—

Operating cost:
Consulting fees	160,200	74,650	283,950	74,650
General and administrative expenses	41,895	11,402	68,949	21,402
Advertising	4,000	—	29,000	—
Rent expense	—	5,499	—	5,499
Subcontractor fees	—	—	14,000	—
Professional fees	44,275	6,669	49,945	6,669
Total operating cost	(250,370)	(98,221)	(445,844)	(108,221)
NET LOSS	(250,370)	(98,221)	(445,844)	(108,221)

For the three ended June 30, 2024, compared to the period from April 24, 2023 (inception) through June 30, 2023

Revenue

We did not incur any revenues for the three months ended June 30, 2024 or for the period from April 24, 2023 (inception) through June 30, 2023.

Operating expenses

Operating expenses consist of consulting fees, general and administrative expenses, advertising, rent, subcontractor fees, and professional fees. For the three months ended June 30, 2024, operating expenses increased by $152,149, or 154.91%, to $250,370 compared to $98,221 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the components set forth in the table above and narrative below.

Consulting fees

For the three months ended June 30, 2024, consulting fees increased by $85,500, or 114.60%, to $160,200 compared to $74,650 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the addition of more consultants.

General and administrative expenses

For the three months ended June 30, 2024, general and administrative expenses increased by $30,493, or 267.44%, to $41,895 compared to $11,402 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to additional costs incurred to develop our business plan.

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Advertising

For the three months ended June 30, 2024, advertising increased by $4,000, to $4,000 compared to $0 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to additional expenses to promote our applications.

Rent

For the three months ended June 30, 2024, rent decreased by $5,499, or 100.00%, to $0 compared to $5,499 for the period from April 24, 2023 (inception) through June 30, 2023. The decrease is due the expiration of our lease.

Subcontractor fees

For the three months ended June 30, 2024 and for the period from April 24, 2023 (inception) through June 30, 2023, we did not incur any subcontractor fees.

Professional fees

For the three months ended June 30, 2024, professional fees increased by $37,606, or 563.89%, to $44,275 compared to $6,669 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the additional accounting fees.

Loss from operations

For the three months ended June 30, 2024, our loss from operations increased by $152,149, or 154.91%, to $250,370 compared to $98,221 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is mainly caused by an increase the operating costs discussed above.

Net loss

Our net loss is the same as our loss from operations for the reasons set forth above.

For the six ended June 30, 2024, compared to the period from April 24, 2023 (inception) through June 30, 2023

Revenue

We did not incur any revenues for the six months ended June 30, 2024 or for the period from April 24, 2023 (inception) through June 30, 2023.

Operating expenses

Operating expenses consist of consulting fees, general and administrative expenses, advertising, rent, subcontractor fees, and professional fees. For the six months ended June 30, 2024, operating expenses increased by $337,623, or 311.98%, to $445,844 compared to $108,221 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the components set forth in the table above and narrative below.

Consulting fees

For the six months ended June 30, 2024, consulting fees increased by $209,300, or 280.38%, to $283,950 compared to $74,620 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the addition of more consultants.

General and administrative expenses

For the six months ended June 30, 2024, general and administrative expenses increased by $47,547, or 221.16%, to $68,949 compared to $21,402 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to additional costs incurred to develop our business plan.

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Advertising

For the six months ended June 30, 2024, advertising increased by $29,000 to $29,000 compared to $0 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is our advertising promotions.

Rent

For the six months ended June 30, 2024, rent decreased by $5,499, or 100.00%, to $0 compared to $5,499 for the period from April 24, 2023 (inception) through June 30, 2023. The decrease is due the expiration of our lease.

Subcontractor fees

For the six months ended June 30, 2024, subcontractor fees increased by $14,000 to $14,000 compared to $0 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is engaging various subcontractors.

Professional fees

For the six months ended June 30, 2024, professional fees increased by $43,276, or 648.91%, to $49,945 compared to $6,669 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is due to the additional accounting fees.

Loss from operations

For the six months ended June 30, 2024, our loss from operations increased by $337,623, or 311.98%, to $445,844 compared to $108,221 for the period from April 24, 2023 (inception) through June 30, 2023. The increase is mainly caused by an increase the operating costs discussed above.

Net loss

Our net loss is the same as our loss from operations for the reasons set forth above.

Liquidity and Capital Resources

As of June 30, 2024, we had cash and cash equivalents of $267,032 and working capital surplus of $259,218. For the six months ended June 30, 2024, the Company incurred net loss of $445,844 and net cash used by operating activities of $624,527.

While we believe that we will be able to revenues and control expenditures, there is no assurance we will be able to do so. We continually monitor our cash, capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance our business development activities, general and administrative expenses and growth strategy. We expect to continue to rely on cash generated through financing private offerings or a public offering of our securities, to finance our operations and any future acquisitions. We believe that we have sufficient liquidity to continue our current business plans and operations for more than one year.

We have a limited operating history. As shown in our financial statements, the Company has suffered from working capital deficit of $159,939 and accumulated deficit of $159,939 as at December 31, 2023 that, in the view of our auditors, raise substantial doubt about our ability to continue as a going concern. See “Financial Statements.” Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Cash Flows

The following table sets forth a summary of our cash flows for the six months ended June 30, 2024 and for the period from April 24, 2023 (inception) through June 30, 2023:

	Six months ended June 30,	For the period from April 24, 2023 (inception) through June 30,
	2024	2023
Net cash used in operating activities	$(624,527)	$(75,451)
Net cash provided by investing activities	—	—
Net cash provided by financing activities	890,000	84,050
Net change in cash, cash equivalent	265,473	8,599
Cash and cash equivalent at beginning of period/year	1,559	—
Cash and cash equivalent at end of period/year	$267,032	$8,599

Net Cash Used in Operating Activities.

Net cash used in operating activities were generally from results of operations, changes in operating assets and liabilities.

For the six months ended June 30, 2024, net cash used in operating activities was $624,527, which consisted primarily of a net loss of $445,844, $105,693 due from shareholders, $67,500 due from a related party, and $5,491 in accounts payable and accrued liabilities.

For the six months ended June 30, 2023, net cash used in operating activities was $75,451, which consisted primarily of a net loss of $108,221, due from shareholders of 16,270, and $16,500 in accounts payable and accrued liabilities.

Until we generate cash flows from operations, we expect to continue to rely on cash generated through financing from public offerings or private offerings of our common stock or related party advances.

Net Cash Used in Investing Activities.

For the six months ended June 30, 2024 and 2023, we did not have any inflow or outflow from investing activities.

Net Cash Provided by Financing Activities.

For the six months ended June 30, 2024, net cash inflow was $890.000 while for the period from April 24, 2023 (inception) through June 30, 2023, net cash inflow was $84,050 primarily from advances from related parties and the issuance of common stock. Advances from related parties consisted of advances from First Level Capital LLC, a related party.

The following table sets forth selected financial information for the 2023 quarters:

Three months ended	Assets	Liabilities	Revenue	Net loss and accumulated deficit	Weighted average shares outstanding	Loss per share
Dec 31, 2023	$8,132	$168,071	$ Nil	$(159,857)	9,626,774	$(0.0166)
Sep 30, 2023	$1,086	$46,168	$ Nil	$(75,912)	9,391,183	$(0.0081)
Jun 30, 2023 (from incorporate date)	$8,599	$32,770	$ Nil	$(98,221)	8,961,029	$(0.0110)

Net loss and accumulated deficit for the three months ended December 31, 2023, is $159,857, which mostly consists of professional fees, consulting fees, travel expenses for the purpose of raising additional capital for continuing operations, and application software development. For the three months ended December 31, 2023, the Company did not generate any revenues. During the three months ended December 31, 2023, we raised an additional $45,000 from the issuance of common stock.

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Net loss and accumulated deficit for the three months ended September 30, 2023, is $75,912, which mostly consists of consulting fees and general and administrative expenses. The consulting fees accumulated were incurred for the purpose of developing application software and raising additional capital for us to continue our operations. For the three months ended September 30, 2023, we did not generate any revenues. During the three months ended September 30, 2023, we raised an additional $55,000 from the issuance of our common stock.

Net loss and accumulated deficit for the period from April 24, 2023 (date of Incorporation) to June 30, 2023, is $98,221, which mostly consists of consulting fees and general and administrative expenses. The consulting fees accumulated were incurred for the purpose of developing application software and raising additional capital for us to continue our operations. For the for the period from April 24, 2023 (date of Incorporation) to June 30, 2023, we did not generate any revenues. During this period, we raised $76,500 from the issuance of our common stock.

SELECTED PERIOD INFORMATION

Selected information	Period from April 24, 2023, to December 31, 2023
Net loss and accumulated deficit	$ (343,989)
Loss per share	(0.0367)
Dividend declared	—
Total assets	8,132
Total liabilities	168,071

During the period from April 24, 2023, to December 31, 2023, we had a net loss and accumulated deficit of $343,989. Expenses include consulting fees, professional fees, and other general and administrative fees incurred for app development and our operations. This loss accumulated due to our lack of revenue generating activities during the year 2023. See the next section for more detailed discussion.

Our total assets as of December 31, 2023, consist of cash of $1,559, and a balance of $6,573 due from shareholders.

Our total liabilities as of December 31, 2023, consist of bank credit card debt of $9,571, and $158,500 owed to consultants and professionals we engaged during the period.

DISCUSSION OF RESULTS FOR THE PERIOD FROM APRIL 24, 2023 (DATE OF INCORPORATION) TO DECEMBER 31, 2023

Expenses
Consulting fees	$168,450
Professional fees	107,636
General and administrative expenses	56,594
Rent expenses	7,296
Advertising expenses	4,013
Total Expenses	$343,989

Loss from Operations	$(343,989)

Net loss	$(343,989)

Loss per share	$(0.0367)
Weighted average number of shares outstanding	9,362,262

We are in in the pre-revenue stage. Consulting fees relate to expenses incurred to further develop our application technologies, and fees paid to our officer. Professional fees relate to legal fees, accounting fees, and audit expenses. General and administrative expenses encompass a basket of general expenses incurred in the normal course of operations (including but not limited to recurring dues & subscriptions, office supplies, travel, and shipping). Rent expenses covers fees paid for office rent. Advertising expenses relate to fees paid to increase future user awareness of our brand and application.

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Consulting fees	For the period from April 24, 2023, to December 31, 2023
Fees paid for application development	$79,300
Fees paid for raising capital	89,150
$168,450

The $168,450 of consulting fees were incurred mainly for compensation for our officer and to further develop our application technology for future revenue generating activities.

Professional fees	For the period from April 24, 2023, to December 31, 2023
Legal fees (S-1 filing)	$75,000
Legal fees (Other)	6,000
Accounting fees	15,169
Audit fees	11,467
$107,636

From the $107,636 of professional fees incurred during the period, $75,000 results from S-1 filing legal fees, and the remaining $32,636 is from a combination of legal, accounting, and audit fees incurred during the period.

DISCUSSION OF RESULTS FOR THE THREE-MONTH PERIOD ENDED DECEMER 31, 2023

Expenses
Consulting fees	$51,300
Professional fees	98,467
General and administrative expenses	9,290
Rent expenses	—
Advertising expenses	800
Total Expenses	$159,857

Loss from Operations	$(159,857)

Net loss	$(159,857)

Loss per share	$(0.0166)
Weighted average number of shares outstanding	9,626,774

The $51,300 of consulting fees incurred during the three months ended December 31, 2023, are almost entirely fees paid to compensate our officer.

The $98,467 of professional fees incurred during the three months ended December 31, 2023, consist of $75,000 in legal fees related to our S-1 filing, and $23,467 in audit and accounting fees.

SUMMARY OF CASH FLOWS

The following table summarizes cash flows for the period from April 24, 2023 (date of incorporation) to December 31, 2023:

December 31, 2023
Cash used in operating activities	$(168,368)
Cash provided by financing activities	176,500
Cash used by investing activities	(6,573)
Increase in cash during the reporting period	$1,559

Operating Activities

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, there were net cash outflows of $168,368 driven by the net loss for the period.

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Investing Activities

For the period from April 24, 2023 (date of incorporation) to December 31, 2023, there were net outflows of $6,573 driven by the repayment of shareholder loans for the period.

Financing Activities

For the period from April 24, 2023 (date of incorporation) to December 31, 2023, we received net proceeds of $176,500 from the issuance of our common stock.

LIQUIDITY AND CAPITAL RESOURCES

The following is a summary of our working capital as of December 31, 2023:

December 31, 2023
Current Assets	$8,132
Current Liabilities	(168,071)
Working Capital Deficit	$(159,939)

Current assets on December 31, 2023, were comprised of cash of $1,559 and a balance due from shareholders of $6,573.

Current liabilities on December 31, 2023, were comprised of a credit card loan of $9,571, Accounts payable of $75,000, and accrued liabilities of $83,500. Both the accounts payable and accrued liabilities were composed of unpaid professional and consulting fees.

We are currently in a working capital deficit and will need to raise capital through issuances of debt or equity. The working capital deficit was due to the financing of developmental costs associated with professional fees, consulting fees, and general & administrative expenses in excess of the $176,500 cash raised from financing activities, while in the pre-revenue stage.

LIQUIDITY AND CAPITAL MANAGEMENT

Liquidity relates to meeting our obligations associated with financial liabilities. The financial liabilities consist of accounts payable and accrued liabilities. Management closely monitors cash flow requirements and future cash flow forecasts to ensure it has access to funds from operations to meet operational and financial obligations.

Our objective in managing capital is to ensure a sufficient liquidity position to safeguard our ability to continue as a going concern to provide returns for shareholders and benefits for other stakeholders. We define capital as net equity and debt, comprised of issued capital stock, additional paid-in capital, and accumulated deficit, as well as mortgages and loans payable. We seek to ensure that we have sufficient cash resources to maintain our ongoing operations and finance our research and development activities, corporate and administration expenses, working capital and overall capital expenditures. We historically have relied on private placements of our common shares and debt to fund our activities.

We are not subject to externally imposed capital requirements.

Available Working Capital, Trends, and Uncertainties

We currently have approximately $200,000 in cash available to fund our operations. We intend raise additional capital either in the form of equity and/or debt, or advance from our related parties to provide us with the necessary capital to execute our business plan

Financial Instruments and Risk Management

We have exposure to the following risks from our use of financial instruments. Our sole director approves and monitors the risk management processes.

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Financial Instrument Classification and Measurement:

Financial instruments that are recorded at fair value on the annual statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The fair value of hierarchy has the following levels:

-	Level 1 – quoted prices in active markets for identical financial instruments.
-	Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in the markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.
-	Level 3 – valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Cash, accounts payable and accrued liabilities, due to shareholders and due to related parties represent financial instruments for which the carrying amount approximates fair value due to their short-term maturities.

Market Risk

Market risk is the risk that changes in market prices will affect our earnings or the value of our financial instruments. The objective of market risk management is to manage and control exposures within acceptable limits, while maximizing returns.

Interest Rate Rist

Interest rate risk is the risk that changes in interest rates will impact our cash flows. As due from shareholders and due to related parties bare no interest rate, we are not exposed to any interest rate risk.

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. We are not exposed to any credit risk. Management has mitigated the risk by using tier 1 financial institutions for managing our cash, selling products on credit card/cash basis, and establishing communication channels with the counterparties of the receivables for ongoing monitoring of their financial performance.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations associated with our financial liabilities. We manage liquidity risk through the management of our capital structure. Our approach to managing liquidity is to ensure that we will have sufficient liquidity to settle obligations and liabilities when due.

Foreign Exchange Risk

We are not exposed to such risk as all financial instruments are denominated in United States dollars.

COMMITMENTS

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and future accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

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We intend to conduct credit evaluations of customers, and generally do will require collateral or other security from our customers. We will establish an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration risk in major customers

None yet.

Concentration risk in major vendors

None yet.

Economic and political risk

Our major operations are conducted in the United States. In the event we develop operations in other countries, the political, economic, and economy and legal environments there may influence our business, financial condition, and results of operations.

FINANCING ACTIVITIES

On April 25, 2023, we issued 5,000,000 shares of common stock at par to our founder in exchange for various services rendered to us. Services rendered to us include formation and management. The fair value of these share-based payments is $5,000 and is reported under the consulting fees line on the Statement of Operations (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

On April 25, 2023, we issued 1,500,000 shares of common stock at par to one of our founders and received $1,500 in cash (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 2,300,000 shares of common stock at par to various consultants in exchange for services rendered to us. Services rendered to us include legal services, accounting services, and introductions to accredited investors. The fair value of these share-based payments is $2,300 and is reported under the consulting fees line on the Statement of Operations (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

On April 25, 2023, we issued 250,000 shares of common stock at par to an entity beneficially owned by our sole officer for services rendered to us. Services rendered to us include introductions to accredited investors. The fair value of these share-based payments is $250 and is reported under the consulting fees line on the Statement of Operations (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 250,000 shares of common stock at a price of $0.04 per share and received $10,000 in cash (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 260,000 shares of common stock at a price of $0.25 per share and received $65,000 in cash (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 100,000 shares of common stock at a price of $0.50 per share and received $50,000 in cash (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, we issued 50,000 shares of common stock at a price of $1.00 per share and received $50,000 in cash (see Note 5 of the financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023).

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Outstanding Securities Data

As of July 31, 2024, there are 12,490,000 common shares issued and outstanding.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The following discussion and analysis of financial condition and results of operations is based upon our financial statements for the period from April 24, 2023 (date of incorporation) to December 31, 2023, which have been prepared in conformity with accounting principles generally accepted in the US ("GAAP"). Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, these issues are subject to an inherent degree of uncertainty. In applying these policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, the future business plans and the projected financial results, the terms of existing contracts, trends in the industry, and information available from other outside sources. For a more complete description of our significant accounting policies, see Note 2 of the financial statements.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission, did not or are not believed by management to have a material impact on our present or future financial statements and related disclosures.

RELATED PARTY TRANSACTIONS

Common Stock

On April 25, 2023, we issued 5,000,000 shares of common stock to our sole officer. These funds were issued as a form of payment for consulting services rendered by the officer.

On April 25, 2023, we issued 1,500,000 shares of common stock to an individual who is considered to be an immediate family member of our owner and manager.

On April 25, 2023, we issued 250,000 shares of common stock to an entity beneficially owned by our sole officer ("the Entity"). These funds were issued as a form of payment for consulting services rendered by the Entity.

Accounts Payable and Accrued Liabilities

As of December 31, 2023, we had a balance of $61,500 payable to an entity beneficially owned by our sole officer ("the Entity"). This balance is related to unpaid consulting fees and is shown on the balance sheet line-item accounts payable and accrued liabilities.

Due from Shareholders

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, an officer borrowed $6,573 cash from us. Such loan is short-term in nature, non-interest bearing, and due on demand.

Consulting Fees

We pay Michael Friedman, a founder and our sole officer, consulting fees on an ongoing basis. As of December 31, 2023, we have incurred $85,000 in fees from Michael Friedman and recorded these as consulting fees on the Statement of Operations.

We pay First Level Capital, LLC (“First Level”), an affiliate of our founders, consulting fees on an invoice basis. We have assessed we and First Level are related parties. As of December 31, 2023, we have incurred $75,000 in fees from First Level and recorded these as consulting fees on the Statement of Operations.

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Plan of Operation

We are a gaming company specializing in building and scaling online sports brands. We integrate best-in-class third-party technology for our games and mobile sports applications in creating our online brands.

Under the terms of the agreement with Sweepium LTD, we share 8% of Net Win generated from the platform, or a minimum of six thousand USD per month. In February 2021, vale.mx began operations. Net Win is defined as a calculation of the total income from gaming (revenues minus prizes, minus platform expenses, minus redeemed bonuses).

Registered Players

A registered player is a customer who has registered on our app or website and met the Know Your Customer identification requirements, which include identity and address verification ("KYC requirements").

Monthly Unique Payers

Monthly Unique Payers ("MUPs"). MUPs is the average number of unique paid users ("unique payers") that use our online games on a monthly basis.

MUPs is a key indicator of the scale of our user base and awareness of our brand, and/or the third-party brands we partner with. We believe that year-over-year MUPs will also generally be indicative of the long-term revenue growth potential of the online gaming brands we hold directly and/or those we establish around our B2B brand partners, although MUPs in individual periods may be less indicative of our longer-term expectations. We expect the number of MUPs to grow as we attract, retain and re-engage users in new and existing jurisdictions and expand the online brands we operate to appeal to a wider audience.

We define MUPs as the average number of unique payers per month who had a paid engagement (e.g., participated in a mobile game) across one or more of our product offerings via our platform technology. For reported periods longer than one month, we average the MUPs for the months in the reported period.

A "unique paid user" or "unique payer" is any person who had one or more paid engagements via our B2C technology during the period (i.e., a user that participates in a paid engagement with one of our B2C product offerings counts as a single unique paid user or unique payer for the period). We exclude users who have made a deposit but have not yet had a paid engagement. Unique payers or unique paid users include users who have participated in a paid engagement with promotional incentives, which are fungible with other funds deposited in their wallets on our technology. The number of these users included in MUPs has not been material to date and a substantial majority of such users are repeat users who have had paid engagements both prior to and after receiving incentives.

Regulatory Environment

We are involved in a variety of areas that are subject to governmental oversight. While we have developed a flexible platform designed to adjust to a changing legal and regulatory landscape, there are a number of areas where federal, state and international law could force us to make significant adjustments to our strategies and deployment efforts. As such, as with many companies in both the software and advertising spaces, there are risks associated with the potential impacts of government regulation.

As a company that facilitates the distribution of real-world prizes for in-game and online activities, we are, in some cases and for some campaigns, subject to laws that surround sweepstakes, contests, and games of skill. While we use best efforts to ensure that all contests are compliant with federal, state, and local laws pertaining to the game type, contest type, prize type, and the eligibility of individual players, among other concerns, we are subject to those regulations and those regulations may change. We have filed patents, and have been granted certain patent claims, protecting our ability to use player characteristics like player location, player age, and contest type to adjust eligibility in specific contests with the intent of providing dynamic regulatory compliance. We also have also designed the platform to make it possible to expeditiously cease providing prizes in certain jurisdictions, or cease offering certain types of contests, such as sweepstakes or other contest types, if that becomes necessary. If necessary, we can make these changes without interruption to our campaigns and contests in other jurisdictions.

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Certain of our campaigns and contests may be subject to laws and regulations applicable to companies engaged in skill-based contests. As we partner with our brand and content partners to offer prizes that players may earn as a result of their in-game activities, we may be subject in some cases to the federal Deceptive Mail Prevention and Enforcement Act as well as certain state prize, gift, or sweepstakes statutes that may apply to certain experiences that we or our customers and partners may run from time to time. Our system does allow us to adjust terms of service to account for this and other acts. We may also choose not to offer certain campaigns, contests or prizes in certain areas because of these regulations.

In addition, certain states prohibit, restrict, or regulate contests in a number of ways, particularly with respect to payment of entry fees, and the size, value, and/or source of prizes to participants in such contests. Certain other states require companies to register and/or insure certain types of contests. While we do not typically require entry fees or consideration of any type from our players, and thus based on legal research conducted, are not subject to these regulations in most cases, we do remain conscious of these regulations. We may choose to not offer certain prizes or certain contests in certain areas due to these regulations. We can do so without interruption to other services and other jurisdictions. While at this time, our operations are not subject to certain regulations, for example the pay-to-play regulations, given that our platform is free-to-play, we are conscious that because the nature of our services is relatively new and is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business. We may also at some point become subject to new or amended regulations.

Further, our online in-game prizing and rewards platform, which may be integrated into games whose player bases include individuals ranging from elementary school age children to adults, is subject to laws and regulations relating to privacy and child protection. Through our applications and online platform, we, and the content creators, owners and platform owners that incorporate our proprietary platform into their media or hardware, may monitor and collect certain information about child users of these games and forums. A variety of laws and regulations have been adopted in recent years aimed at protecting children using the internet, such as the Federal Children’s Online Privacy Protection Rule (COPPA). COPPA sets forth, among other things, a number of restrictions related to what information may be collected with respect to children under the age of 13, as the kinds of content that website operators may present to children under such age. There are also a variety of laws and regulations governing individual privacy and the protection and use of information collected from individuals, particularly in relation to an individual’s personally identifiable information (e.g., credit card numbers). We currently employ multiple measures to ensure that we are COPPA-compliant. We screen for age at registration, we address the issue in our terms of service, and we employ a kick-out procedure during member registration whereby anyone identifying themselves as being under the age of 13 during the process may not register for a player account on our website or participate in any of our online experiences or tournaments without linking their account to that of a parent or guardian.

Such regulation would have a material adverse effect on our business and operations. In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. And while we believe that we are currently in compliance with these and other data protection regulations, including the privacy regulations set out below, the costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Plan of Operation - Milestones

We are at an early stage of our new business operations. Over the next twelve months, our primary target milestones include:

1.	In September 2023, the Company entered into an agreement with UFC Fighter Natan Levy as its first celebrity ambassador to promote Moneyline sports products and mobile applications.
2.	On October 18, 2023, the Company acquired its first mobile application “Playbook Sports a fantasy football mobile application to be launched September 2024. We expect to Continue to achieve substantial growth within the launch of our Playbook Sports mobile application. This is expected to be a profitable center for us and we expect to reach at least 15,000 users of the application by Q1 2025.
3.	In May of 2024, the Company entered into a long term licensing agreement with Sports Radar, a major provider of data analytics for professional sports to provide all data and operate Moneyline Sports mobile applications and gaming platforms.

We continue to evaluate opportunities which have synergies to our existing gaming platforms and anticipate sustainable financial profitability in 2025.

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BUSINESS

We are a Nevada corporation with our corporate office in New York, New York, and were incorporated on April 24, 2023. We intend to be a leading provider of next generation predictive sports analytics and data products for US sports including NFL, NBA, MLB, and NCAA. We have developed our real time data and mobile sports platforms driven by proprietary artificial intelligence and machine learning, providing sports fans and bettors professional tools to interact with major sports events. Our head office in New York City located at 66 Hudson Boulevard East, 23rd FL New York, New York 10001.

Business of the Company

We are a pre-revenue, early development-stage company. Our financial results reflect our investment in building a professional management team and building our infrastructure for revenue-producing initiatives, our gaming platform and mobile applications are designed, developed and distributed from our commercial data capabilities.

We are a digital sports entertainment and gaming company. Our business-to-consumer (“B2C”) segment provides users with daily fantasy sports (“DFS”) mobile apps and additional (“iGaming”) products. Our business-to-business (“B2B”) segment is involved in the design, development and licensing of sports and gaming software for licensed Sportsbook and casino gaming operators. Our mission is to create highly-engaging digital products and content that empower the sports fan’s experience. Its flagship mobile app ‘Playbook Sports’ is a Daily Fantasy Sports (“DFS”) platform that allows fans to buy and trade their favorite professional athlete on a daily basis . We also create innovative digital sports experiences through our web, social and mobile platforms.

We are a digital sports entertainment and gaming company that provides daily fantasy sports applications ("DFS") and online sports betting product offerings, as well as media and other consumer product offerings. We are also involved in the design and development of sports and gaming software for online applications. Our mission is to make life more exciting by responsibly creating the world's favorite real-money games and betting experiences. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through DFS and our mobile applications, as well as media and other online consumer product offerings. We are also highly focused on our responsibility as a steward of this new era in real-money gaming. Our ethics guide our decision making, with respect to both the tradition and integrity of sports and our investments in regulatory compliance and consumer protection.

We continue to make deliberate and substantial investments in support of our mission and long-term growth. For example, we have invested in our product offerings and technology in order to continuously launch new product innovations; improve marketing, merchandising, and operational efficiency through unique mobile product offerings; and deliver a great user experience. We also make significant investments in sales and marketing and incentives to grow and retain our user base, including personalized cross-product offers and promotions, and promote brand awareness to attract the "skin-in-the-game" sports fan. Together, these investments have enabled us to create unique products built on scalable technology, while attracting a user base that has resulted in the rapid growth for our business.

Our priorities are to (a) continue to invest in our product offerings, (b) launch our product offerings in new jurisdictions, (c) expand our other online consumer product offerings. When we launch our mobile sports product offerings in a new jurisdiction, we plan to invest heavily in user acquisition, retention and cross-selling until the new users provide a critical mass of users engaged across our product offerings.

Our current technology is highly scalable with relatively minimal incremental spend required to launch our new product offerings . We will continue to manage our fixed-cost base in conjunction with our market entry plans and focus our variable spend on marketing, user experience and support and regulatory compliance to become the product of choice for users and to maintain favorable relationships with regulators when necessary. We also expect to improve our profitability over time as our revenue and gross profit expand as states mature, and our variable marketing expenses and fixed costs stabilize or grow at a slower rate.

Our path to profitability is based on the acceleration of positive contribution profit growth driven by increased revenue and gross profit generation from ongoing efficient customer acquisition enabled by the transition from local to regional to national advertising, strong customer retention, improved monetization from increased frequency of customer play and higher hold percentage, as well as scale benefits from investments in our product offerings and technology and general and administrative functions. On an adjusted EBITDA basis, we expect to achieve profitability when total contribution profit exceeds the fixed costs of our business, which depends, in part, on the percentage of the U.S. adult population that has access to our product offerings and the other factors summarized in the section entitled "Cautionary Statement Regarding Forward-Looking Statements".

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We distribute our games to the end customer through various web and mobile platforms, such as Apple, Facebook, Google and other web and mobile platforms plus our own direct-to-consumer platforms and web pages. Through these platforms, users can download our mobile sports games to enhance their game-playing experience.

Our mobile game applications are played on various third-party platforms for which the platform providers collect proceeds from our customers and pay us an amount after deducting platform fees. For purchases made through both the third-party and Direct-to-Consumer platforms, we are primarily responsible for collecting payments, have the control over the content and functionality of games and have the discretion to establish prices. Therefore, we are the principal and, accordingly revenues are recorded on a gross basis. Payment processing fees paid to platform providers are recorded within cost of revenue.

Revenues

We will primarily derive revenue from the download and fees associated on our mobile sports and gaming applications. We plan to continue to invest in sales and marketing to retain and acquire users. However, sales and marketing expenses may fluctuate as a percentage of revenues depending on the timing and efficiency of our marketing efforts.

Cost of revenue

Cost of revenue will include payment processing fees, customer support, hosting fees and depreciation and amortization expenses associated with assets directly involved in the generation of revenues, including servers and internal use software. Platform providers (such as Apple, Facebook and Google) charge a transactional payment processing fee to accept payments from our players for the purchase and download of our mobile applications. Payment processing fees and other related expenses made through our Direct-to-Consumer platforms are typically 3-4%, compared to a 30% platform fee for third party platforms. We generally expect cost of revenue to fluctuate proportionately with revenues.

Financing Strategy

Our ability to increase our revenues and market our services will be dependent on additional outside financing, advances from our majority shareholder and reinvesting our profits.  Primary responsibility for the overall planning and management of our services will rest with our management. For each service we plan to offer, management will need to assess the market and our needs to offer such consulting or advisory services at cost-effective prices to real estate investors and users. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

Competition

As a developer of mobile sports applications, we compete with other game and mobile sports application makers and other forms of sports entertainment content. Our primary competitors include Rush Street Interactive, SharpLink Ltd., Genius Sports Group Ltd, Activision Blizzard (the parent company of King Digital), Electronic Arts (EA Mobile), Epic Games and other online and mobile gaming operators.

Certain competitors have more established relationships and greater financial resources and they can use their resources against the Company in a variety of competitive ways, including by making acquisitions, investing aggressively in research and development, and competing aggressively for strategic partners, advertisers, employees, technologies, digital media rights, websites and applications. These competitors also may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than the Company’s, which could negatively impact its business by affecting its ability to attract and retain existing and new sports betting customers.

Our market is continually evolving as new developers and new mobile sports applications become part of our rapidly growing, mobile gaming ecosystem. We compete on the basis of a number of factors, including quality of player experience, breadth and depth of gameplay, ability to create or license compelling content, brand awareness and reputation, and access to distribution channels. We believe we are well positioned as a sports gaming company with our unique, and disruptive approach to creating mobile applications for the sports betting sector. It is our view that our investments in the quality of our games, coupled with the unique value proposition of social gaming, will continue to distinguish our products and drive our growth.

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With respect to competing for customers for our platform, we will compete primarily on the basis of functionality, quality, brand and customer reviews. We will compete for platform placement based on these factors, as well as develop our relationship with our distribution partners including Apple, Google and Facebook. We will seek to expand our relationships with new owners and licensors of brands, properties and other content.

Most of our competitors and our potential competitors have one or more advantages over us, including:

•	significantly greater financial and personnel resources;
•	stronger brand and consumer recognition;
•	longer and larger customer histories, including much more consented first-party data;
•	larger datasets from which to derive customer behavior patterns and AI training data;
•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
•	more substantial intellectual property of their own;
•	lower labor and development costs and better overall economies of scale; and
•	broader distribution and presence.

We believe that our small size will provide us some amount of a competitive edge in the near term as we are able to make quick decisions to take advantage of customer preferences and emerging technologies like AI. We are aware of the increasing role of Artificial Intelligence (AI) in the personalized content space, including personalized advertising. We have been researching the space and will seek to file patents with the United States Patent and Trademark Office (USPTO) to protect our uses of AI and Machine Learning (ML) in trying to optimize both the player and partner experience, but we are aware that the AI space is filled with larger, and better-funded teams, including those from Microsoft, Google, and others.

We believe that we can compete favorably in our market. Successful execution of our strategy depends on our ability to attract and retain players, expand the market for our games, convert non-paying players into payers, attract and retain awards partners, and offer unique and compelling experiences to players. In some cases, we compete against gaming operators who could expand their product lines to include games that could directly compete with ours.

Intellectual Property Rights

We do not currently have any intellectual property rights other than common law trademark rights and copyrights.

Our Website

Our website is located at www.moneylinesports.com and, provides a description of our Company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

We do not have any customers; however we intend to begin our marketing campaign, which we believe will provide us with customers to execute on our business plan.

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research And Development

We have not spent any money on research and development activities.

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Employees

At the present time, we do not have any employees other than our officer and sole director who devotes his time as needed to our business and expects to devote 40 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 66 Hudson Blvd E, 23rd Floor, New York, NY 10001. We have a written lease with the landlord for use of a desk, conference room and other amenities for a one-year term for $675 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. B. Michael Friedman, our founder, has served as our sole officer and director since our inception.

Our directors serve until their successors are qualified and elected.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
B. Michael Friedman	60	Chairman, President, Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

B. Michael Friedman is our Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since April 24, 2023, the date of our inception. Mr. Friedman has over 20 years’ experience in investment banking and private equity. He is the founder of First Level Capital, LLC, which is a registered venture and financial firm in the U.S. and Canada, and has been its principal and CEO since 2011, Mr. Friedman works with private companies seeking to have their shares publicly traded as well as companies seeking mergers or acquisitions. Mr. Friedman has participated in several syndicate investments and initial public offerings including, but not limited to, Kraken, Klarna, Tevva, Draft Kings, and Instacart. Mr. Friedman is a graduate of Columbia Business School’s Venture Capital Program.

Currently, Mr. Friedman holds all of our officer positions and is our sole director, will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Potential Conflicts of Interest

Mr. Friedman is not required by us to work in his positions for us on a full-time basis. In the course of business activities, he may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which he is affiliated. As such, in order to resolve any potential conflict of interest, he will present opportunities of which he is made aware independently or directly through his efforts on behalf of the Company solely to us. Any opportunity, however, that is identified or presented to Mr. Friedman in his capacity as an officer, director or principal of an affiliated entity will first be presented to such affiliated company.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

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Code of Business Conduct and Ethics

On August 1, 2024, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees, and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our sole director holds office until the completion of his term of office, which is not longer than one year, or until his successor(s) have been elected. Our sole director’s term of office expires on December 31, 2024. All officers are appointed annually by our sole director and, subject to existing employment agreements (of which there is one with Mr. Friedman), serve at the discretion of the sole director. Only non-employee directors will receive compensation. Currently we do not have any independent directors. ☒

Involvement in Certain Legal Proceedings

No events during the past ten years have occurred that are required to be disclosed pursuant to Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of B. Michael Friedman..

Material Adverse Events

There are no material proceedings to which B. Michael Friedman or any affiliate of ours, any owner of record or beneficially of more than five percent of our common stock, or any associate of any of the foregoing is a party adverse to us or has a material interest adverse to us.

Committees of the Board of Directors

Concurrently with having sufficient members and resources, our sole director will increase the number of directors for our board and will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers’ and directors’ liability insurance at such time when we have the resources to do so.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation for fiscal year 2023 earned by our sole “Named Executive Officer”: Our Company was formed on April 24, 2023.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
B. Michael Friedman CEO, President, CFO, Secretary, and Chairman	2023	-	-	$6,750(1)	-	-	-	97,500(2)	104,250

(1)	Includes 5,000,000 shares issued to Mr. Friedman valued at $5,000 and 250,000 shares issued to First Level Capital, LLC, (“First Level”), an entity owned and controlled by Mr. Friedman, valued at $250.
(2)	Includes $85,000 paid to Mr. Friedman under his consulting agreement and $75,000 payable to First Level. Of the $75,000, $62,500 was outstanding on December 31, 2023.

On May 1, 2023, we entered into a consulting agreement with Mr. Friedman pursuant to which he was entitled to receive annual consulting fees of $120,000 for his services as our sole officer as well as a monthly bonus equal to 5% of gross sales or deals introduced.

On January 1, 2024, we entered into an employment agreement with Mr. Friedman for his services as our Chief Executive Officer and President which supersedes in its entirety his prior agreement. The agreement is for a period of two years and renews automatically thereafter for subsequent one year terms. Pursuant to the agreement, Mr. Friedman receives a base salary of $240,000. He has an opportunity to receive performance-based compensation in the amount of 10% of his base salary. He is also eligible to receive, and annual grant of equity compensation valued at $500,000 and is entitled to participate in any long-term incentive compensation programs that become available our executive officers. Mr. Friedman has 3 weeks paid vacation for the first two years of the term of his agreement, increasing to 4 weeks in the third year. To the extent permitted under applicable law, Mr. Friedman’s vacation time that accrues during any given year may not roll over to a subsequent year. Mr. Friedman is further entitled to participate in other benefit plans made available to our employees and executive officers from time to time. Mr. Friedman is entitled to one year severance, one year of continuation COBRA coverage (if applicable) and payment on pro-rata basis of bonus awards upon termination by us without “cause” or by executive for “good reason,” both as defined in the agreement. Executive is subject to one-year non-competition and non-solicitation covenants post termination and the agreement includes customary confidentiality provisions.

At June 30, 2023, we incurred $120,000 in fees from Michael Friedman and recorded these as consulting fees on the unaudited condensed interim Statement of Operations.

We pay First Level Capital, LLC (“First Level”), an entity owned and controlled by Mr. Friedman, consulting fees on an invoice basis. As of June 20, 2024, we incurred $30,000 in fees from First Level. As of June 30, 2024, we owed First Level $88,000 in unpaid fees related to consulting services performed.

Equity Compensation Plans

None.

Outstanding Equity Awards at Year-End

None.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date of this prospectus for (i) our sole Named Executive Officer and Director and (ii) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock. A person is considered to beneficially own any shares (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each listed executive officer and director is 66 Hudson Blvd E, 23rd Fl, New York, NY 10001.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	B. Michael Friedman (1) Chairman, President, CEO & CFO 66 Hudson Blvd E, 23rd Fl New York, NY 10001	6,750,000	54.04%
	All Officers and Directors as a Group (1 person)	6,750,000	54.04%
Common Stock	Isa Peguero Friedman(2) 66 Hudson Blvd E, 23rd Fl New York, NY 10001	6,500,000	52.04%
	5% Beneficial Owners as a group (1 person)	6,500,000	52.04%

(1)	Includes 250,000 shares held by First Level Capital, LLC (“First Level”), an entity owned and controlled by Mr. Friedman. Mr. Friedman exercises voting and dispositive control over securities held by First Level. Includes 1,500,000 shares held in the name of Isa Peguero Friedman. B. Michael Friedman is Isa Peguero Friedman’s spouse and he exercises joint voting and dispositive control over shares held by his spouse.
(2)	Includes 5,000,000 held in the name of B. Michael Friedman. Mrs. Friedman exercises joint voting and dispositive control over shares held by her spouse.

B. Michael Friedman will continue to beneficially own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have not yet adopted written policies and procedures for the review of any transaction, arrangement or relationship between us and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related person,” in which such related person has a direct or indirect material interest. However, Mr. Friedman reports related party transactions to our legal counsel. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Except as set forth below there have been no related party transactions since our inception and there are no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

We pay First Level, an entity owned and controlled by Mr. Friedman, consulting fees on an invoice basis. These fees are included in the executive compensation table, set forth above. As of June 20, 2024, we incurred $30,000 in fees from First Level. On April 25, 2023, we also issued 250,000 shares of common stock to First Level as payment for consulting services. As of June 30, 2024, we owed First Level $88,000 in unpaid fees related to consulting services performed.

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During 2023, Mr. Friedman borrowed $6,573 cash from us. Such loan is short-term in nature, non-interest bearing, and due on demand.

On April 23, 2023, Mr. Friedman purchased 1,500,000 shares of common stock, for an aggregate of $1,500. These shares are held in his spouse’s name.

For the six-month period ended June 30, 2024, First Level Capital borrowed $67,500 cash from the Company. Such loan is short-term in nature and non-interest bearing.

As of June 30, 2024, Mr. Friedman borrowed $112,266 from us. Such loan is short-term in nature and non-interest bearing.

We intend to adopt a policy that calls for any proposed related party transaction to be reviewed and, if deemed appropriate, approved by a governance committee comprised of independent directors once we are in a position to expand our board of directors.

Our promoter is Mr. Friedman, our Chairman, President, Chief Executive Officer, Chief Financial Officer, and Secretary.

Our principal office and mailing address is 66 Hudson Blvd E, 23rd Fl, New York, NY 10001.

Director Independence

Our board consists of one director. We intend to expand the board, establish committees comprised of independent directors and maintain a majority of independent directors in the future.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Nevada on April 24, 2023. We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of the date of this registration statement, there are 12,490,000 shares of our common stock issued and outstanding held by 27 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

45

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr., Ste 210, Lutz, FL 33558, having a telephone number of (813) 235-4490.

PLAN OF DISTRIBUTION

There is currently no public market established for our common stock. The selling stockholders will sell the shares being registerd under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. A selling stockholder may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholders sell shares through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

46

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the shares to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

47

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares outside of the ordinary course of business or, at the time of the purchase of the shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We will pay all fees and expenses incident to the registration of the shares. We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in passive market-making activities with respect to the shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, the shares may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

LEGAL MATTERS

The Hateley Firm, APC, Newport Beach, California, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our financial statements as of December 31, 2023, and for the year then ended, have been audited by DNTW Toronto LLP, Ontario M2N 5W9, Canada, a PCAOB registered independent public accounting firm, as set forth in their report thereon [(which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern),] included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report of DNTW Toronto LLP. pertaining to such financial statements given on the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

48

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. Our The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the following address: http://www.sec.gov. Our SEC filings are available to the public through the SEC Internet site.

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

MONEYLINE SPORTS, INC.

INDEX TO FINANCIAL STATEMENTS

INDEX TO AUDITED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

AND FOR THE PERIOD FROM APRIL 24, 2023

(DATE OF INCEPTION) TO DECEMBER 31, 2023

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

AND FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

Unaudited Condensed Interim Balance Sheet	F-12

Unaudited Condensed Interim Statement of Operations	F-13

Unaudited Condensed Statement of Changes in Shareholders’ Equity (Deficit)	F-14

Unaudited Condensed Statement of Cash Flows	F-15

Notes to Unaudited Condensed Financial Statements	F-16

49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Moneyline Sports Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Moneyline Sports Inc. (the “Company”) as of December 31, 2023, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

We draw attention to Note 4 to the financial statements, which describe the events and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Except for the matter of the Material Uncertainty Related to Going Concern described above, we have determined that there are no other key audit matters to communicate in our report.

We have served as the Company’s auditor since 2023.

DNTW Toronto LLP

August 28, 2024	Chartered Professional Accountants
Markham, Ontario	Licensed Public Accountants

F-1

MONEYLINE SPORTS INC.

BALANCE SHEET

As at December 31, 2023

2023

Assets
Current Assets
Cash	$1,559
Due from shareholders	6,573
Total Assets	$8,132

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$168,071
Total Liabilities	$168,071

Shareholders' Deficit
Capital stock (par value $0.001, authorized shares 100,000,000 and 9,710,000 shares issued and outstanding)	$9,710
Additional paid-in capital	174,340
Accumulated deficit	(343,989)
Total Shareholders' Deficit	$(159,939)

Total Liabilities and Shareholders' Deficit	$8,132

The accompanying notes are an integral part of these audited condensed financial statements.

F-2

MONEYLINE SPORTS INC.

STATEMENT OF OPERATIONS

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023

2023

Expenses
Consulting fees	168,450
Professional fees	107,636
General and administrative expenses	56,594
Rent expenses	7,296
Advertising	4,013
Total Expenses	343,989

Loss from Operations	(343,989)

Net Loss	$(343,989)

Loss per share
Basic and Diluted	$(0.04)
Weighted Average Number of common shares outstanding
Basic and Diluted	9,362,262

The accompanying notes are an integral part of these audited condensed financial statements.

F-3

MONEYLINE SPORTS INC.

STATEMENT OF CHANGES OF SHAREHOLDERS’ DEFICIT

For the period from APril 24, 2023 (Date of incorporation) to December 31, 2023

	Number of Shares	Share Capital	Additional Paid in Capital	Accumulated Deficit	Total
Balance April 24, 2023	—	$—	$—	$—	$—
Issuance of common stock	9,710,000	9,710	174,340	—	184,050
Net loss	—	—	—	(343,989)	(343,989)
Balance December 31, 2023	9,710,000	$9,710	$174,340	$(343,989)	$(159,939)

The accompanying notes are an integral part of these audited condensed financial statements.

F-4

MONEYLINE SPORTS INC.

STATEMENT OF CASH FLOWS

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023

2023

Operating Activities
Net loss	$(343,989)

Changes in operating assets and liabilities
Share based compensation	7,550
Accounts payable and accrued liabilities	168,071
Cash Used in Operating Activities	(168,368)

Financing Activities
Proceeds received from issuance of common stock	176,500
Cash Provided by Financing Activities	176,500

Investing Activities
Loan to shareholders	(6,573)
Cash Used by Investing Activities	(6,573)

Cash, Beginning of Period	—
Net increase in cash	1,559
Cash, End of Period	$1,559

The accompanying notes are an integral part of these audited condensed financial statements.

F-5

MONEYLINE SPORTS INC.

NOTES TO THE FINANCIAL STATEMENTS

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023

1. Nature of Operations and Basis of Presentation

Description of the Company

Moneyline Sports, Inc. (“Moneyline” or the “Company”) a Nevada corporation with its corporate office in Reno, Nevada, was incorporated on April 24, 2023, and is a leading provider of next generation predictive sports analytics and data products for US sports including NFL, NBA, MLB, and NCAA. The Company has developed its real time data and betting odds platforms driven by proprietary artificial intelligence and machine learning, providing sports fans and bettors professional tools to wager on major sports events.

Basis of Preparation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Preparing our financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies.

We believe that the assumptions underlying our financial statements are reasonable. However, these financial statements do not present our future financial position, the results of our future operations and cash flows.

2. Significant Accounting Policies

a) Use of Estimates and Judgments

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Recognition, Measurement and Disclosure

The carrying amounts of cash reported on our balance sheet approximates fair value as we maintain them with various high-quality financial institutions. The accrued liabilities are short-term in nature.

We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:

Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

b) Cash

The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2023, the Company did not have any cash in excess of the insured FDIC limit. Cash includes cash deposits with financial institutions.

F-6

c) Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with Financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes (“ASC 740”), for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge. The current tax year ended on December 31, 2023, which remains open to assessment by the US federal and state tax authorities.

d) Related Parties

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. Related parties include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e) Loss per Share

The Company presents basic and diluted loss per share data for its ordinary shares. Loss per share is calculated using the treasury stock method, by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the respective period presented. Diluted loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares that would have been outstanding during the respective periods had all dilutive potential common shares outstanding at period-end been converted into common shares at the beginning of the period and the proceeds used to repurchase the Company’s common shares at the average market price for the period. In a period of losses, all of the potentially dilutive Common Share equivalents are excluded in the determination of dilutive net loss per share because their effect is antidilutive.

3. Financial Instruments and Risk Management

The Company has exposure to the following risks from its use of financial instruments. The Board of Directors approves and monitors the risk management processes.

F-7

a) Financial Instrument Classification and Measurement

Financial instruments that are recorded at fair value on the annual statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The fair value of hierarchy has the following levels:

Level 1 – quoted prices in active markets for identical financial instruments.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in the markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3 – valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

b) Fair Values of Financial Assets and Liabilities

The Company’s financial instruments include due to shareholders and due to related parties. As at December 31, 2023, due to shareholders and due to related parties approximate their fair value due to their short-term nature.

Market Risk

Market risk is the risk that changes in market prices will affect the Company’s earnings or the value of its financial instruments. The objective of market risk management is to manage and control exposures within acceptable limits, while maximizing returns.

Interest Rate Risk

Interest rate risk is the risk that changes in interest rates will impact the cash flows of the Company. As due from shareholders and due to related parties bare no interest rate, the Company is not exposed to any interest rate risk.

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company is not exposed to any credit risk.

Management has mitigated the risk by using tier 1 financial institutions for managing its cash, selling products on credit card/cash basis, and establishing communication channels with the counterparties of the receivables for ongoing monitoring of their financial performance.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with its financial liabilities. The Company manages liquidity risk through the management of its capital structure.

The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

Foreign Exchange Risk

The Company is not exposed to such risk as all financial instruments are denominated in United States dollars.

4. Going Concern

These financial statements are prepared on a going concern basis. The Company has not generated any profit as of December 31, 2023. The Company has raised or will raise sufficient cash to continue with its operations. For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company had a net loss of $343,989 and incurred negative operating cash flows of $168,368. Management is aware, in making its going concern assessment, that the losses and negative cash flow may cast significant doubt on the Company’s ability to continue as a going concern within the twelve-month period

F-8

subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The continued operations of the Company are dependent on future profitable operations, management’s ability to manage costs, and the future availability of equity or debt financing. Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain.

5. Capital Stocks

a) Authorized

The Company is authorized to issue 100,000,000 shares of common stock.

b) Issued and Outstanding

On April 25, 2023, the Company issued 5,000,000 shares of common stock at par to a founder of the Company in exchange for various services rendered to the Company. Services rendered to the Company include formation and management. The fair value of these share-based payments is $5,000 and is reported under the consulting fees line on the Statement of Operations (Note 7).

On April 25, 2023, the Company issued 1,500,000 shares of common stock at par to a founder of the Company and received $1,500 in cash (Note 7).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 2,300,000 shares of common stock at par to various consultants in exchange for services rendered to the Company. Services rendered to the Company include legal services, accounting services, and introductions to accredited investors. The fair value of these share-based payments is $2,300 and is reported under the consulting fees line on the Statement of Operations.

On April 25, 2023, the Company issued 250,000 shares of common stock at par to an entity beneficially owned by an officer of the Company for services rendered to the Company. Services rendered to the Company include introductions to accredited investors. The fair value of these share-based payments is $250 and is reported under the consulting fees line on the Statement of Operations (Note 7).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 250,000 shares of common stock at a price of $0.04 per share and received $10,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 260,000 shares of common stock at a price of $0.25 per share and received $65,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 100,000 shares of common stock at a price of $0.50 per share and received $50,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share and received $50,000 in cash.

6. Income Tax

As of December 31, 2023, the Company had net loss of $343,989. The effective tax rate is expected to be 21% for the period from April 24, 2023 (Date of incorporation) to December 31, 2023. There is no state tax effect for the period because the Company does not have profit in any state.

The provision for Federal income taxes is $nil for the period from April 24, 2023 (Date of incorporation) to December 31, 2023.

F-9

The income tax recovery differs from the amount that would have resulted from applying the federal income tax rate to income before tax expenses as follows:

Loss before income taxes:	$343,989
Federal tax rate	21%
Tax recovery at statutory rates	$72,238
Change in valuation allowance	(72,238)
—

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences because it is not probable that future taxable profit will be available against which the Company can utilize the benefits there from:

Non-capital losses carried forward	$72,238
Valuation allowance	(72,238)
—

For income tax purposes, the Company has $343,989 in losses carried forward from the current period which can be used to reduce future year’s taxable income. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities. The increase of valuation allowance is primarily due to the increase of net operating losses in the current period. Management believes it is more likely than not that these assets will not be realized in the future.

7. Related Party Balances and Transactions

Common Stock

On April 25, 2023, the Company issued 5,000,000 shares of common stock to an officer of the Company. These funds were issued as a form of payment for consulting services rendered by the officer (Note 5).

On April 25, 2023, the Company issued 1,500,000 shares of common stock for $1,500 in cash to an individual whom is considered to be an immediate family member of an owner and manager of the Company (Note 5).

On April 25, 2023, the Company issued 250,000 shares of common stock to an entity beneficially owned by an officer of the Company ("the Entity"). These funds were issued as a form of payment for consulting services rendered by the Entity (Note 5).

Accounts Payable and Accrued Liabilities

As of December 31, 2023, the Company had a balance of $61,500 payable to an entity beneficially owned by an officer of the Company ("the Entity"). This balance is related to unpaid consulting fees and is shown on the balance sheet line item accounts payable and accrued liabilities.

Due from Shareholders

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, an officer borrowed $6,573 cash from the Company. Such loan is short-term in nature, non-interest bearing, and due on demand.

Consulting Fees

The Company pays Michael Friedman, a founder and officer of the Company, consulting fees on an ongoing basis. As of December 31, 2023, the Company has incurred $85,000 in fees from Michael Friedman, and recorded these as consulting fees on the Statement of Operations.

The Company pays First Level Capital, LLC (“First Level”), an affiliate of the Company’s founders, consulting fees on an invoice basis. The Company has assessed that Moneyline Sports, Inc. and First Level are related parties. As of December 31, 2023, the Company has incurred $75,000 in fees from First Level, and recorded these as consulting fees on the Statement of Operations.

F-10

8. Expenses

General and administrative expenses are made up of the following items:

Office Expenses	$51,478
IT Expenses	5,116
Total	$56,594

9. Subsequent Events

During January 2024, the Company issued 1,000,000 shares of common stock at a price of $.25 per share and received $250,000 in cash.

During February 2024, the Company issued 650,000 shares of common stock at a price of $0.50 per share and received $325,000 in cash.

During March 2024, the Company issued 630,000 shares of common stock at a price of $0.50 per share and received $315,000 in cash.

On March 20, 2024, the Company issued 500,000 shares of common stock at a price of $0.50 per share to Playbook Sports in relation to an intellectual property asset purchase agreement entered into on October 18, 2023. The purchase agreement stipulated that these 500,000 shares are to be issued upon the successful hosting and operation for new clients at closing, which was fulfilled in March 2024.

F-11

MONEYLINE SPORTS INC.

UNAUDITED CONDENSED INTERIM BALANCE SHEET

As at June 30, 2024 and December 31, 2023

	June 30, 2024	December 31, 2023

Assets
Current Assets
Cash	$267,032	$1,559
Due from shareholders	112,266	6,573
Due from related party	67,500	—

Non-Current Assets
Intangible Assets	275,000	—

Total Assets	$721,797	$8,132

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$187,580	$168,071
Total Liabilities	$187,580	$168,071

Shareholders' Deficit
Capital stock, par value $0.001, 100,000,000 authorized shares, 12,490,000 and 9710,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	$12,490	$9,710
Additional paid-in capital	1,311,560	174,340
Accumulated deficit	(789,833)	(343,989)
Total Shareholders' Equity (Deficit)	$534,217	$(159,939)

Total Liabilities and Shareholders' Equity (Deficit)	$721,797	$8,132

The accompanying notes are an integral part of these financial statements.

F-12

MONEYLINE SPORTS INC.

UNAUDITED CONDENSED INTERIM STATEMENT OF OPERATIONS

For the three and six months ended June 30, 2024 and 2023

	(Unaudited) Three months ended June 30, 2024	(Unaudited) Three months ended June 30, 2023	(Unaudited) Six months ended June 30, 2024	(Unaudited) Six months ended June 30, 2023

Expenses
Consulting fees	160,200	74,650	283,950	74,650
General and administrative expenses	41,895	11,402	68,949	21,402
Advertising	4,000	—	29,000	—
Rent expenses	—	5,499	—	5,499
Subcontractor fees	—	—	14,000	—
Professional fees	44,275	6,669	49,945	6,669
Total Expenses	250,370	98,221	445,844	108,221

Loss from Operations	(250,370)	(98,221)	(445,844)	(108,221)

Net Loss	$(250,370)	$(98,221)	$(445,844)	$(108,221)

Loss per share
Basic and Diluted	$(0.02)	$(0.01)	$(0.04)	$(0.01)
Weighted Average Number of common shares outstanding
Basic and Diluted	12,490,000	8,961,029	11,773,989	8,961,029

The accompanying notes are an integral part of these financial statements.

F-13

MONEYLINE SPORTS INC.

UNAUDITED CONDENSED INTERIM STATEMENT OF CHANGES OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the six months ended June 30, 2024 and 2023

	Number of Shares	Share Capital	Additional Paid in Capital	Accumulated Deficit	Total
Balance April 24, 2023	—	$—	$—	$—	$—
Issuance of common stock	9,150,000	9,150	74,900	—	84,070
Net loss	—	—	—	(108,221)	(108,221)
Balance June 30, 2023 (Unaudited)	9,150,000	$9,150	$74,900	$(108,221)	$(24,171)

	Number of Shares	Share Capital	Additional Paid in Capital	Accumulated Deficit	Total
Balance January 1, 2024	9,710,000	$9,710	$174,340	$(343,989)	$(159,939)
Issuance of common stock	2,780,000	2,780	1,137,220	—	1,140,000
Net loss	—	—	—	(445,844)	(445,844)
Balance June 30, 2024 (Unaudited)	12,490,000	$12,490	$1,311,560	$(789,833)	$534,217

The accompanying notes are an integral part of these financial statements.

F-14

MONEYLINE SPORTS INC.

UNAUDITED CONDENSED INTERIM STATEMENT OF CASH FLOWS

For the six months ended June 30, 2024 and 2023

	(Unaudited) Six months ended June 30, 2024	(Unaudited) Six months ended June 30, 2023

Operating Activities
Net loss	$(445,844)	$(108,221)

Changes in operating assets and liabilities
Due from shareholders	(105,693)	16,270
Due from related party	(67,500)	—
Accounts payable and accrued liabilities	(5,491)	16,500
Cash Used in Operating Activities	(624,527)	(75,451)

Financing Activities
Proceeds received from issuance of common stock	890,000	84,050
Cash Provided by Financing Activities	890,000	84,050

Investing Activities	—	—
Cash Used by Investing Activities	—	—

Cash, Beginning of Period	1,559	—
Net increase in cash	265,473	8,599
Cash, End of Period	$267,032	$8,599

Supplemental Disclosure of Cash Flow Information
Shares issued for Playbook Sports asset purchase	$250000	—

The accompanying notes are an integral part of these financial statements.

F-15

Notes to Financial Statements

MONEYLINE SPORTS INC.

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

For the six months ended June 30, 2024 and 2023

1. Nature of Operations and Basis of Presentation

Description of the Company

Moneyline Sports, Inc. a Nevada corporation with its corporate office in Reno, Nevada, was incorporated on April 24, 2023, and is a leading provider of next generation predictive sports analytics and data products for US sports including NFL, NBA, MLB, and NCAA. We refer to Moneyline Sports, Inc. as “Moneyline,” the “Company,” “us,” “we” and “our” in this financial statement. The Company has developed its real time data and betting odds platforms driven by proprietary artificial intelligence and machine learning, providing sports fans and bettors professional tools to wager on major sports events.

Basis of Preparation

The accompanying unaudited condensed interim financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Preparing our unaudited condensed interim financial statements financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies.

We believe that the assumptions underlying our unaudited condensed interim financial statements are reasonable. However, these financial statements do not present our future financial position, the results of our future operations and cash flows.

2. Significant Accounting Policies

The same accounting policies are applied in these unaudited condensed interim financial statements as those disclosed in the notes to the annual financial statements for the period from April 24, 2024 (date of incorporation) to December 31, 2023.

a) Use of Estimates

The preparation of unaudited condensed interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b) New Standards, Amendments and Interpretations Adopted

Accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s unaudited condensed interim financial statements.

3. Going Concern

These unaudited condensed interim financial statements are prepared on a going concern basis. The Company has not generated any profit as of June 30, 2024. The Company has raised or will raise sufficient cash to continue with its operations. For the six months ended June 30, 2024, the Company had a net loss of $445,844 (six months ended June 30, 2023 - $108,221) and incurred negative operating cash flows of $624,527 (six months ended June 30, 2023 - $75,451). As of June 30, 2024, the Company has $789,833 (December 31, 2023 - $343,989) in accumulated deficit. Management is aware, in making its going concern assessment, that the losses and negative cash flow may cast significant doubt on the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-16

The continued operations of the Company are dependent on future profitable operations, management’s ability to manage costs, and the future availability of equity or debt financing. Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain.

4. Capital Stocks

a) Authorized

The Company is authorized to issue 100,000,000 shares of common stock.

b) Issued and Outstanding

On April 25, 2023, the Company issued 5,000,000 shares of common stock at par to a founder of the Company in exchange for various services rendered to the Company. Services rendered to the Company include formation and management. The fair value of these share-based payments is $5,000 and is reported under the consulting fees line on the Statement of Operations (Note 6).

On April 25, 2023, the Company issued 1,500,000 shares of common stock at par to a founder of the Company and received $1,500 in cash (Note 6).

On April 25, 2023, the Company issued 2,300,000 shares of common stock at par to various consultants in exchange for services rendered to the Company. Services rendered to the Company include legal services, accounting services, and introductions to accredited investors. The fair value of these share-based payments is $2,300 and is reported under the consulting fees line on the Statement of Operations.

On April 25, 2023, the Company issued 250,000 shares of common stock at par to an entity beneficially owned by an officer of the Company for services rendered to the Company. Services rendered to the Company include introductions to accredited investors. The fair value of these share-based payments is $250 and is reported under the consulting fees line on the Statement of Operations (Note 6).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 250,000 shares of common stock at a price of $0.04 per share and received $10,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 260,000 shares of common stock at a price of $0.25 per share and received $65,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 100,000 shares of common stock at a price of $0.50 per share and received $50,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share and received $50,000 in cash.

On January 8, 2024, the Company issued 1,000,000 shares of common stock at a price of $0.25 per share and received $250,000 in cash.

On March 20, 2024, the Company issued 500,000 shares of common stock as consideration for the purchase of certain intellectual property assets. These shares were used to compensate the sellers of the intellectual property asset $250,000 (Note 5).

For the six-month period ended June 30, 2024, the Company issued 1,280,000 shares of common stock at a price of $0.50 per share and received $640,000 in cash.

F-17

5. Intangible Assets

Intangible assets are assets, excluding financial assets, that lack physical substance. Intangible assets are measured at fair value and are tested for impairment annually. Intangible assets are amortized on a straight-line basis over their estimated useful lives once they are ready for intended use. The Company's intangible assets consist of acquired software technology.

Acquired Software Technology

Acquired software technology relates to software, source code, and/or applications held by the Company from asset acquisitions from third parties.

As of June 30, 2024, intangible assets, net consists of the following:

Amortized intangible assets:	Cost	Accumulated Amortization	Net
Playbook Sports platform & application	$275,000	$—	$275,000
Total	$275,000	$—	$275,000

As of December 31, 2023, intangible assets, net consists of the following:

Amortized intangible assets:	Cost	Accumulated Amortization	Net
Playbook Sports platform & application	$—	$—	$—
Total	$—	$—	$—

Playbook Sports Asset Purchase

On October 18, 2023, The Company entered into an agreement with Playbook Sports to purchase certain intellectual assets, as listed below:

1) Playbook Sports ("Playbook") mobile application and platform, a Fantasy Sports application, and other similar property associated with the Playbook platform, including but not limited to: (a) All intellectual property, source code for the Playbook platform to be rebranded as "Moneyline Sports Playbooks" for the benefit of the parties, and (b) All technology partners, contracts, affiliate agreements, databases and client lists.

2) Ownership of any existing repositories and/or source code for both new and old content, and/or plugins associated with the Playbook platform.

The consideration for this transaction included the following:

1) A payment in the amount of 500,000 shares, valued at $0.50 per share (Note 4).

2) Cash of $25,000, deliverable on the final phase of Beta testing of the Playbook App.

3) 10% revenue share interest of the hosted platform for three years.

As of June 30, 2024, the Company has not paid the $25,000 cash consideration for this transaction. Such amount is sitting in the accounts payable and accrued liabilities on the unaudited condensed interim balance sheet.

As of June 30, 2024, the Playbook mobile application is not yet in use by the Company due to programming updates that would improve app store downloads and app performance. As the application is not in use, there has been no amortization expense recognized for the six-month period ended June 30, 2024. Once the Playbook application is in use, it will be amortized on a straight-line basis over seven years.

F-18

6. Related Party Balances and Transactions

Common Stock

On April 25, 2023, the Company issued 5,000,000 shares of common stock to an officer of the Company. These funds were issued as a form of payment for consulting services rendered by the officer (Note 5).

On April 25, 2023, the Company issued 1,500,000 shares of common stock to an individual who is considered to be an immediate family member of an owner and manager of the Company (Note 5).

On April 25, 2023, the Company issued 250,000 shares of common stock to an entity beneficially owned by an officer of the Company ("the Entity"). These funds were issued as a form of payment for consulting services rendered by the Entity (Note 5).

Due from Related Party

For the six-month period ended June 30, 2024, an entity beneficially owned by an officer of the Company ("the Entity") borrowed $67,500 ($nil- December 31, 2023) cash from the Company. Such loan is short-term in nature and non-interest bearing.

Due from Shareholders

As of June 30, 2024, an officer borrowed $112,266 ($6,573 – December 31, 2023) cash from the Company. Such loan is short-term in nature and non-interest bearing.

Consulting Fees

The Company pays Michael Friedman, a founder and officer of the Company, consulting fees on an ongoing basis. For the six-month period ended June 30, 2024, the Company incurred $120,000 ($40,500- six months ended June 30, 2023) in fees from Michael Friedman and recorded these as consulting fees on the unaudited condensed interim Statement of Operations.

The Company pays First Level Capital (“First Level”), an affiliate of the Company’s founders, consulting fees on an invoice basis. The Company has assessed that Moneyline Sports, Inc. and First Level have common control and has elected to not apply the VIE consolidation model. For the six-month period ended June 30, 2024, the Company incurred $30,000 ($30,000- six months ended June 30, 2023) in fees from First Level and recorded these as consulting fees on the unaudited condensed interim Statement of Operations.

Accounts Payable and Accrued Liabilities

As of June 30, 2024, the Company owed First Level $88,000 ($61,500- December 31, 2023) in unpaid fees related to consulting services performed. This amount is recorded in accounts payable and accrued liabilities on the unaudited condensed interim Balance Sheet.

7. Expenses

For the six months ended June 30, 2024, and 2023, general and administrative expenses are made up of the following items:

	(Unaudited) Six months ended June 30, 2024	(Unaudited) Six months ended June 30, 2023
Office Expenses	$67,126	$21,402
IT Expenses	1,823	—
Total	$68,949	$21,402

8. Subsequent event

Management has assessed subsequent events through July 31, 2024, the date on which the financial statements were available to be issued. There are no material events.

F-19

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

As used in this Part II, unless the context indicates or otherwise requires, the terms “we”, “us”, “our”, the “Company” and “Moneyline” refer to Moneyline Sports Inc., a Nevada corporation.

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$800
Accounting Fees and Expenses	$49,000
Legal Fees and Expenses	75,000
Transfer Agent Fees and Expenses	645
Miscellaneous Fees and Expenses	445
Total	$125,000

Item 14.	Indemnification of Directors and Officers.

Our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a, director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification is a contractual right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under Article Eleven of our Bylaws. The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend the and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the state of Nevada.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to

69

the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

We may enter into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in the NRS and our Bylaws, and intend to enter into indemnification agreements with current and any new directors and officers in the future.

We intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, indemnification agreements, indemnity agreement, or law.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, since its inception, the Registrant has not issued any securities that were not registered under the Securities Act. Of 1933, as amended (the “Securities Act”). All of the securities described below were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder on the basis of that there was no public offering.

On April 25, 2023, we issued 5,000,000 shares of common stock at par value to Mr. Friedman in exchange for services rendered to us as our sole officer pursuant to his consulting agreement The shares were valued at par value, for an aggregate value of $5,000.

On April 25, 2023, an immediate family member of Mr. Friedman purchased 1,500,000 shares of common stock from us for at par value, for an aggregate value of $1,500.

From inception through December 31, 2023, we issued 2,300,000 shares of common stock to various consultants in exchange for services rendered to us. Services rendered to us included legal services and accounting services. The shares were valued at par value, for an aggregate of $2,300.

On April 25, 2023, we issued 250,000 shares of common stock to First Level Capital, LLC for services rendered to us valued at $250.

From inception through December 31, 2023, we sold 250,000 shares of common stock at a price of $0.04 per share for aggregate proceeds of $10,000.

From inception through December 31, 2023, we sold 260,000 shares of common stock at a price of $0.25 per share for proceeds of $65,000.

From inception through December 31, 2023, we sold 100,000 shares of common stock at a price of $0.50 per share for proceeds of $50,000.

From inception through December 31, 2023, we issued 50,000 shares of common stock at a price of $1.00 per share for proceeds of $50,000.

During January 2024, we sold 1,000,000 shares of common stock at a price of $0.25 per share for proceeds of $250,000 in cash.

During February 2024, we sold 650,000 shares of common stock at a price of $0.50 per share for proceeds of $325,000.

During March 2024, we sold 630,000 shares of common stock at a price of $0.50 per share for proceeds of $315,00.

On March 20, 2024, we issued 500,000 shares of common stock at a price of $0.50 per share to Playbook Sports in relation to an intellectual property asset purchase agreement entered into on October 18, 2023. The purchase agreement stipulated that these 500,000 shares are to be issued upon the successful hosting and operation for new clients at closing, which milestone was achieved in March 2024.

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Item 16. Exhibits and Financial Statements Schedules.

(a)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated into this Item 16 by reference.

(b)	Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or note required or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.       That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.       In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 30, 2024.

MONEYLINE SPORTS, INC.

/s/ B. Michael Friedman

B. Michael Friedman

Chairman, President, Chief Executive Officer, Principal

Financial and Accounting Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ B. Michael Friedman

B. Michael Friedman

Chairman, President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal

Financial and Accounting Officer), and Secretary

August 30, 2024

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EXHIBIT INDEX

Exhibit Number	Name/Identification of Exhibit
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of The Hateley Firm, APC
10.1*	Employment Agreement with B. Michael Friedman
10.2	Playbook Sports Asset Purchase Agreement
14.1	Code of Ethics
23.1	Consent of DNTW LLP
23.2	Consent of The Hateley Firm, APC (included in Exhibit 5.1)
107	Filing Fee Table

*	Management compensatory contract or arrangement

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